Exhibit 2.1


                               PURCHASE AGREEMENT



                                      AMONG



                           LIL CHAMP FOOD STORES, INC.



                                       AND

              THE SELLING SHAREHOLDERS OF MILLER ENTERPRISES, INC.:
                                THOMAS A. MILLER,
                                JOSEPH E. MILLER,
             THE MILLER INVESTMENTS TRUST U/A DATED OCTOBER 11, 1995
                                       AND
         THE GEORGE C. MILLER, JR. ESTATE TRUST U/A DATED JUNE 30, 1989,

                                       AND

                                 MILLER BROTHERS

                                       AND

                            CIRCLE INVESTMENTS, LTD.

                                       AND

                            MILLER ENTERPRISES, INC.

                                November 30, 1998

* Selected portions have been deleted as confidential pursuant to Rule 24b-2. Complete copies of the entire exhibit have been filed separately with the Securities and Exchange Commission and marked "CONFIDENTIAL TREATMENT."

                                TABLE OF CONTENTS


1.       Definitions..............................................................................................2

2.       Purchase and Sale of MEI Shares, CI Real Property and MB Real Property...................................8
         (a)      Basic Transaction...............................................................................8
         (b)      Preliminary Purchase Price......................................................................8
         (c)      The Closing.....................................................................................9
         (d)      Deliveries at the Closing.......................................................................9
         (e)      ******..........................................................................................9
         (f)      Preparation of Draft Closing Date Financial Material...........................................10
         (g)      ****************************************.......................................................12

3.       Representations and Warranties Concerning the Transaction...............................................13
         (a)      Representations and Warranties Concerning Sellers..............................................13
         (b)      Representations and Warranties of Buyer........................................................15

4.       Representations and Warranties Concerning MEI...........................................................17
         (a)      Organization, Qualification and Corporate Power................................................17
         (b)      Capitalization.................................................................................17
         (c)      Authority; Noncontravention....................................................................17
         (d)      Brokers' Fees..................................................................................18
         (e)      Title to Tangible Assets.......................................................................18
         (f)      Subsidiaries...................................................................................18
         (g)      Financial Statements...........................................................................18
         (h)      Events Subsequent to Most Recent Fiscal Year End...............................................19
         (i)      Legal Compliance...............................................................................20
         (j)      Tax Matters....................................................................................20
         (k)      Real Property..................................................................................22
         (l)      Intellectual Property..........................................................................22
         (m)      Contracts......................................................................................23
         (n)      Powers of Attorney.............................................................................24
         (o)      Litigation.....................................................................................24
         (p)      Employee Benefits..............................................................................24
         (q)      Environmental..................................................................................26
         (r)      FIRPTA.........................................................................................28
         (s)      Insurance......................................................................................28
         (t)      Affiliated Transactions........................................................................28
         (u)      Inventory......................................................................................28
         (v)      Labor Matters..................................................................................29

* Selected portions have been deleted as confidential pursuant to Rule 24b-2.
Complete copies of the entire exhibit have been filed separately with the Securities and Exchange Commission and marked "CONFIDENTIAL TREATMENT."

                                       -i-

         (w)      Bank Accounts..................................................................................29
         (x)      Property.......................................................................................29

5.       Representations and Warranties Concerning PPC...........................................................29
         (a)      Organization, Qualification and Corporate Power................................................29
         (b)      Capitalization.................................................................................30
         (c)      Noncontravention...............................................................................30
         (d)      Brokers' Fees..................................................................................30
         (e)      Title to Tangible Assets.......................................................................31
         (f)      Subsidiaries...................................................................................31
         (g)      PPC Financial Statements.......................................................................31
         (h)      Events Subsequent to PPC Most Recent Fiscal Year End...........................................31
         (i)      Legal Compliance...............................................................................32
         (j)      Tax Matters....................................................................................33
         (k)      Real Property..................................................................................34
         (l)      Intellectual Property..........................................................................34
         (m)      Contracts......................................................................................35
         (n)      Powers of Attorney.............................................................................36
         (o)      Litigation.....................................................................................36
         (p)      Employee Benefits..............................................................................36
         (q)      Environmental..................................................................................38
         (r)      FIRPTA.........................................................................................40
         (s)      Insurance......................................................................................40
         (t)      Affiliated Transactions........................................................................40
         (u)      Inventory......................................................................................40

6.       Representations and Warranties Concerning Circle Investments............................................41
         (a)      Organization, Qualification and Power..........................................................41
         (b)      Subsidiaries...................................................................................41
         (c)      Legal Compliance...............................................................................41
         (d)      Real Property..................................................................................41
         (e)      Litigation.....................................................................................41

                                      -ii-

         (f)      Environmental..................................................................................42
         (g)      FIRPTA.........................................................................................44
         (h)      Noncontravention...............................................................................44
         (i)      Brokers' Fees..................................................................................44

7.       Representations and Warranties Concerning Miller Brothers...............................................44
         (a)      Organization, Qualification and Power..........................................................44
         (b)      Subsidiaries...................................................................................45
         (c)      Legal Compliance...............................................................................45
         (d)      Real Property..................................................................................45
         (e)      Litigation.....................................................................................45
         (f)      FIRPTA.........................................................................................46
         (g)      Environmental..................................................................................46
         (h)      Noncontravention...............................................................................48
         (i)      Brokers' Fees..................................................................................48

8.       Pre-Closing Covenants...................................................................................48
         (a)      General........................................................................................48
         (b)      Notices and Consents...........................................................................49
         (c)      Operation of Business..........................................................................49
         (d)      Full Access....................................................................................52
         (e)      Notice of Developments.........................................................................52
         (f)      Acquisition Proposals..........................................................................53
         (g)      Survey Matters.................................................................................53
         (h)      Financing......................................................................................54
         (i)      Approvals......................................................................................54
         (j)      Testing........................................................................................54
         (k)      Finalization of Disclosure Schedules...........................................................54

9.       Post-Closing Covenants..................................................................................55
         (a)      General........................................................................................55
         (b)      Litigation Support.............................................................................55
         (c)      Covenant Not to Compete........................................................................55
         (d)      Employee Benefits..............................................................................56
         (e)      Acquisition of PPC.............................................................................56

10.      Conditions to Obligation to Close.......................................................................56
         (a)      Conditions to Obligation of Buyer..............................................................56
         (b)      Conditions to Obligation of Sellers............................................................61

11.      Remedies for Breaches of This Agreement.................................................................62
         (a)      Survival of Representations and Warranties.....................................................62
         (b)      Indemnification Provisions for Benefit of Buyer................................................63
         (c)      Indemnification Provisions for Benefit of Sellers..............................................64
         (d)      Matters Involving Third Parties................................................................64
         (e)      Determination of Adverse Consequences..........................................................65
         (f)      Recoupment and Setoff under Escrow Agreement...................................................65
         (g)      Other Indemnification Provisions...............................................................66

12.      Taxes...................................................................................................66
         (a)      Tax Indemnity..................................................................................66
         (b)      Apportionment of Taxes.........................................................................66
         (c)      Section 338(h)(10) for PPC.....................................................................67
         (d)      Contests.......................................................................................68

                                     -iii-

         (e)      Time of Payment................................................................................68
         (f)      Termination of the Shareholders' Indemnity Obligations for Taxes...............................69
         (g)      Tax Elections..................................................................................69

13.      Termination.............................................................................................69
         (a)      Termination of Agreement.......................................................................69
         (b)      Effect of Termination..........................................................................70

14.      Miscellaneous...........................................................................................70
         (a)      Incorporation of Exhibits, Annexes and Schedules...............................................70
         (b)      Press Releases and Public Announcements........................................................70
         (c)      No Third-Party Beneficiaries...................................................................71
         (d)      Entire Agreement...............................................................................71
         (e)      Succession and Assignment......................................................................71
         (f)      Counterparts...................................................................................71
         (g)      Headings.......................................................................................71
         (h)      Notices........................................................................................71
         (i)      Governing Law..................................................................................72
         (j)      Amendments and Waivers.........................................................................72
         (k)      Severability...................................................................................73
         (l)      Expenses.......................................................................................73
         (m)      Construction...................................................................................73

Exhibit A=MEI Budget
Exhibit B=Historical MEI Financial Statements
Exhibit C=Historical PPC Financial Statements

Buyer's Disclosure Schedule = Exceptions to the Buyer's Representations and Warranties Concerning the Transaction

Disclosure Schedule = Exceptions to Representations and Warranties Concerning the Transaction, MEI, PPC, Circle Investments and Miller Brothers

                               PURCHASE AGREEMENT


        This purchase agreement (the "Agreement") is entered into effective as of November 30, 1998, by and among Lil Champ Food Stores, Inc., a Florida corporation (the "Buyer"); and the selling shareholders of Miller Enterprises, Inc., a Florida corporation ("MEI"): Thomas A. Miller, Joseph E. Miller, The Miller Investments Trust u/a dated October 11, 1995 and The George C. Miller, Jr. Estate Trust u/a dated June 30, 1989, (collectively the "Selling Shareholders"); and Miller Brothers, a Florida general partnership ("Miller Brothers"); and Circle Investments, Ltd., a Florida limited partnership ("Circle Investments"). Selling Shareholders, Miller Brothers and Circle Investments are referred to collectively herein as the "Sellers", and MEI Buyer and Sellers are referred to collectively herein as the "Parties".


                                              RECITALS

         A. Selling Shareholders will at Closing (as defined below) own in the aggregate all of the outstanding capital stock of MEI.

         B. George C. Miller, Jr. ("GCM") currently owns all of the outstanding capital stock of Peninsular Petroleum Company, a Florida corporation ("PPC"), that MEI intends to acquire immediately after the effectiveness of Closing.

         C. Miller Brothers has certain interests in the real property (the "MB Real Property") described in Section 7(d) of the Disclosure Schedule (as defined below).

         D. At the Closing, Circle Investments will have certain interests in the real property (the "CI Real Property") described in Section 6(d) of the Disclosure Schedule.

         E. This Agreement contemplates the following transactions: (i) Buyer will purchase from Selling Shareholders, and Selling Shareholders will sell to Buyer, all of the capital stock of MEI outstanding at Closing, (ii) Buyer will purchase from Miller Brothers, and Miller Brothers will sell to Buyer, all of Miller Brothers' interest in the MB Real Property, (iii) Buyer will purchase from Circle Investments, and Circle Investments will sell to Buyer, all of Circle Investments' interest in the CI Real Property, all such transactions in return for the consideration set forth herein, and (iv) GCM will sell to MEI all of the outstanding capital stock of PPC.

         Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the Parties agree as follows:

         1. Definitions.

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         "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, liabilities, obligations, taxes, liens, losses, expenses and fees, including court costs and reasonable attorneys' fees and expenses.

* Selected portions have been deleted as confidential pursuant to Rule 24b-2. Complete copies of the entire exhibit have been filed separately with the Securities and Exchange Commission and marked "CONFIDENTIAL TREATMENT."

         "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

         "Affiliated Group" means any affiliated group within the meaning of Code Sec. 1504.

         "Applicable Rate" means the prime rate of interest published from time to time in The Wall Street Journal.

         ********************************************

         "Business" means the ownership and operation of the HandyWay Food Stores convenience store chain.

         "Buyer" has the meaning set forth in the preface above.

         "Capital Expenditures" means all items of MEI that constitute capital expenditures under GAAP and with no change in MEI's capitalization policies and practices, with respect to (1) stores planned or under construction but not opened as of July 1, 1998 (exclusive of Store #5115) and (2) store and gas remodeling expenditures, to the extent such expenditures are included in the budget provided to Buyer by MEI and attached hereto as Exhibit A; provided that all such items are actually incurred and paid between January 1, 1998 and Closing.

         "Cash" means cash and cash equivalents (including marketable securities and short term investments) calculated in accordance with GAAP applied on a basis consistent with the preparation of the Financial Statements.

         "CI Real Property" has the meaning set forth in the recitals above.

         "Circle Investments" has the meaning set forth in the preface above.

         "Class A Common Stock" means the Common Stock, Class A, par value $0.01 per share, of MEI.

         "Class B Common Stock" means the Common Stock, Class B, par value $0.01 per share, of MEI.

         "Closing" has the meaning set forth in Section 2(c) below.

         "Closing Date" has the meaning set forth in Section 2(c) below.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Common Stock Selling Shareholders" means Thomas A. Miller and Joseph
E. Miller.

* Selected portions have been deleted as confidential pursuant to Rule 24b-2. Complete copies of the entire exhibit have been filed separately with the Securities and Exchange Commission and marked "CONFIDENTIAL TREATMENT."

         "Confidential Information" means any information concerning the businesses and affairs of MEI, PPC or the Sellers that is not already generally available to the public.

         "Disclosure Schedule" has the meaning set forth in Section 3(a) below.

         "Draft Closing Date Financial Material" has the meaning set forth in
Section 2(f)(i) below.

         "Employee Benefit Plan" means any (a) nonqualified deferred compensation or retirement plan or arrangement that is an Employee Pension Benefit Plan, (b) qualified retirement plan or arrangement that is an Employee Pension Benefit Plan, (c) Employee Welfare Benefit Plan or (d) any other material employee benefit plan, program, arrangement or payroll practice, including, without limitation, any severance pay, sick leave, vacation pay, salary continuation, bonus, restricted stock, stock option, stock purchase, or stock appreciation rights plan, program, arrangement or payroll practice (but specifically excluding any workers' compensation insurance or similar program).

         "Employee Pension Benefit Plan" has the meaning set forth in ERISA Sec. 3(2).

         "Employee Welfare Benefit Plan" has the meaning set forth in ERISA Sec. 3(1).

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Environmental Laws" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980 and the Resource Conservation and Recovery Act of 1976, each as amended, together with all other federal, state and local laws and regulations concerning pollution or protection of the environment, or health and safety, including laws and regulations relating to solid wastes, emissions, discharges, releases or threatened releases of pollutants, contaminants, petroleum, petroleum-based products, asbestos, PCBs, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, or chemical, industrial, hazardous or toxic materials or wastes.

         "Estimated Closing Date Net Working Capital" has the meaning set forth in Section 2(e)(iii) below.

         "Excluded Properties" means that real and personal property set forth in Section 1 of the Disclosure Schedule, as well as all obligations and liabilities related thereto.

         "Final Balance Sheet" means a combined balance sheet prepared by MEI and reviewed by Arthur Andersen LLP and reviewed by Deloitte & Touche based upon
(i) an audited balance sheet of MEI and (ii) an unaudited balance sheet of PPC, each as of the Closing Date and prepared in accordance with Section 2(f) below.

         "Financial Statements" has the meaning set forth in Section 4(g) below.

         "GAAP" means United States generally accepted accounting principles consistently applied.

         "GCM" has the meaning set forth in the recitals above.

         "Governmental Body" means any foreign, federal, state, local or other governmental authority or regulatory body.

         "Hart-Scott-Rodino Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "Indemnified Party"  has the meaning set forth in Section 11(d) below.

         "Indemnifying Party" has the meaning set forth in Section 11(d) below.

         "Knowledge" means (i) with respect to a Selling Shareholder, the actual knowledge of Selling Shareholders based on a reasonable inquiry of the executive officers or partners of MEI, PPC, Miller Brothers and Circle Investments and of other employees of MEI and PPC that are reasonably believed to be responsible for such area of inquiry, (ii) with respect to a Seller other than a Selling Shareholder, the knowledge of such Seller based on a reasonable inquiry of the executive officers or partners of Miller Brothers or Circle Investments, and of other employees of Miller Brothers or Circle Investments that are reasonably believed to be responsible for such area of inquiry, and (iii) with respect to Buyer, the knowledge of Buyer's executive officers.

         "Lines of Credit" means the following existing three extensions of credit to MEI, collectively: (i) the $5,000,000 line of credit from Nations Bank N.A.; (ii) the $4,000,000 revolving credit facility from SouthTrust Bank, N.A.; and (iii) the $4,200,000 master loan from SouthTrust Bank, N.A. (as the same may be expended or renewed from time to time on substantially similar terms with no prohibition on termination by MEI).

         "Material Adverse Effect" means any matters, circumstances or occurrences resulting, individually or in the aggregate, in a material adverse effect (i) with respect to matters relating to MEI and/or PPC, on the business, operations, assets, financial condition or results of operations of MEI and PPC, taken as a whole, (ii) with respect to matters relating to Circle Investments, on the CI Real Property, (iii) with respect to matters relating to Miller Brothers, on the MB Real Property or (iv) in all cases, on the Business.

         "Material Survey Matter" means a matter depicted on a survey but not disclosed on the Disclosure Schedules that would reasonably be expected to cost in excess of $25,000 to cure and: (i) would, after Closing, have a material adverse effect upon Buyer's ability to continue the current use of the parcel or leasehold; or (ii) reflects a store building or gas island not being located within the boundary of the surveyed parcel. The following shall not be deemed a Material Survey Matter: (x) public utility overhead power line encroachments;
(y) fence, sign and pavement encroachments onto the insured property or onto adjoining property to the extent such encroachments lie within 24 inches of the boundary of the insured property; and (z) unrecorded and implied dedications of road right-of-ways under Section 95.361 Florida Statutes.

         "MB Real Property" has the meaning set forth in the recitals above.

         "MEI" has the meaning set forth in the recitals above.

         "MEI Real Property" has the meaning set forth in Section 4(k)(i).

         "MEI Share" means any share of the Class A Common Stock, Class B Common Stock or Preferred Stock.

         "Miller Brothers" has the meaning set forth in the preface above.

         "Most Recent Fiscal Year End" has the meaning set forth in Section 4(g) below.

         "Most Recent Financial Statements" has the meaning set forth in Section 4(g) below.

         "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

         "Party" has the meaning set forth in the preface above.

         "Permits" has the meaning specified in Section 4(s).

         "Person" means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity (or any department, agency or political subdivision thereof).

         "PPC" has the meaning set forth in the recitals above.

         "PPC Most Recent Financial Statements" has the meaning as set forth in
Section 5(g).

         "PPC Most Recent Fiscal Year End" has the meaning as set forth in
Section 5(g).

         "PPC Real Property" has the meaning as set forth in Section 5(k).

         "PPC Share" means any share of the Common Stock, par value $1.00 per share, of PPC.

         "Preferred Stock" means the Preferred Stock, par value $10.00 per share, of MEI.

         "Preliminary Purchase Price" has the meaning set forth in Section 2(b) below.

         "Purchase Price" has the meaning set forth in Section 2(g) below.

         "Purchase Price Adjustment Allocable Portion" means with respect to the following Common Stock Selling Shareholders the following percentages:

                  Common Stock Selling Shareholder            Percentage
                  --------------------------------            ----------

                  Thomas A. Miller                               50%
                  Joseph E. Miller                               50%

         "Securities Act" means the Securities Act of 1933, as amended.

         "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Security Interest" means any mortgage, pledge, lien, encumbrance, claim, charge or other security interest, other than (a) mechanic's, materialmen's and similar liens, (b) liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings, and (c) liens securing rental payments under capital lease arrangements.

         "Seller" has the meaning set forth in the preface above.

         "Sellers' Representative" means Thomas A. Miller.

         "Selling Shareholder" has the meaning set forth in the preface above.

         "Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

         "Tax" means any federal, state, local, or foreign income, payroll, real estate, tangible personal property, sales, use or other excise tax or other tax or similar governmental charge of any kind plus any interest, penalty, or addition thereto, whether disputed or not.

         "Tax Return" means any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto.

         "Third Party Claim" has the meaning set forth in Section 11(d) below.

         2        Purchase and Sale of MEI Shares, CI Real Property and MB Real
         Property.

                  (a)   Basic Transaction.

                           (i) MEI Shares. On and subject to the terms and conditions of this Agreement, Buyer agrees to purchase from each of Selling Shareholders, and each of Selling Shareholders agrees to sell to Buyer, all of his or its MEI Shares for the consideration specified in this Section 2.

                           (ii) CI Real Property. On and subject to the terms and conditions of this Agreement, Buyer agrees to purchase from Circle Investments, and Circle Investments agrees to sell and convey to Buyer or its designee, all of Circle Investments' interests in the CI Real Property for the consideration specified in this Section 2.

                           (iii) MB Real Property. On and subject to the terms and conditions of this Agreement, Buyer agrees to purchase from Miller Brothers, and Miller Brothers agrees to sell and convey to Buyer or its designee, all of Miller Brothers' interests in the MB Real Property for the consideration specified in this Section 2.

                  (b) Preliminary Purchase Price. Buyer agrees to pay to Sellers at the Closing $82,000,000.00 (the "Preliminary Purchase Price"), as adjusted herein, by delivery of (i) $3,000,000.00 deposited by Buyer with SunTrust Bank, N.A. as escrow agent pursuant to an escrow agreement in form and substance satisfactory to Buyer and Sellers' Representative that provides for one-third of such escrowed funds to be released on each of the first and second anniversary of the Closing Date and one-third of such escrowed funds to be released on the fourth anniversary of the Closing Date (provided that the funds subject to the escrow during the final year of the escrow will be available to satisfy an indemnification claim only under a portion of Section 12(a)(ii)) (the "Escrow Agreement") and (ii) cash for the balance of the Preliminary Purchase Price payable by wire transfer or delivery of other immediately available funds as directed in writing by Sellers' Representative (consistent with the allocation set forth herein). The Preliminary Purchase Price shall be allocated among Sellers as set forth in Section 2(b) of the Disclosure Schedule (the "Allocation Schedule"). Each of Buyer and Seller shall sign and timely submit all necessary forms (including IRS Form 8594) to report the transactions contemplated hereby for federal and state Tax purposes in accordance with the Allocation Schedule, and shall not take any position for Tax purposes inconsistent therewith. Consistent with the Allocation Schedule, Buyer and Seller shall allocate the Purchase Price among the individual MB Real Properties and the individual CI Real Properties in accordance with their fair market values as Buyer shall determine, subject to the reasonable agreement of Seller's Representative; provided that Buyer and Seller's Representative shall mutually agree on the allocation of Purchase Price to those stores set forth on Schedule 2(b).

                  (c) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Holland & Knight LLP, in Tampa, Florida, commencing at 10:00 a.m. local time on the later of January 28, 1999 or, the first Thursday following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as Buyer and Sellers' Representative may mutually determine (the "Closing Date"). The Closing shall be deemed effective as of the closing of business on the Closing Date.

                  (d) Deliveries at the Closing. At the Closing, (i) Sellers will deliver to Buyer the various certificates, instruments, and documents referred to in Section 10(a) below, (ii) Buyer will deliver to Sellers the various certificates, instruments, and documents referred to in Section 10(b) below, (iii) each of Selling Shareholders will deliver to Buyer stock certificates representing all of his or its MEI Shares, endorsed in blank or accompanied by duly executed assignment documents, and (iv) Buyer will deliver to each of Sellers and the escrow agent under the Escrow Agreement, as applicable, the consideration specified in Section 2(b) above and Section 2(e) below.

                  (e)      ******

                  (f)      Preparation of Draft Closing Date Financial Material.

                           (i) Within 60 days after the Closing Date, Buyer will prepare and deliver to Common Stock Selling Shareholders, draft written statements of (A) the Final Balance Sheet, (B) the Actual Closing Date Net Working Capital as of the close of business on the

* Selected portions have been deleted as confidential pursuant to Rule 24b-2. Complete copies of the entire exhibit have been filed separately with the Securities and Exchange Commission and marked "CONFIDENTIAL TREATMENT."

         date immediately preceding the Closing Date, and (C) the Capital Expenditures of MEI (the statements set forth in (A), (B) and (C), collectively, the "Draft Closing Date Financial Material"). The Actual Closing Date Net Working Capital and Final Balance Sheet shall be determined consistent with the same methods, principles, practices and procedures as those utilized in preparing the financial statements of MEI and PPC with respect to its items affecting Actual Closing Date Net Working Capital, including the same historical methods, principles, practices and procedures used to estimate reserves, accruals, allowances, all inventories, income and any adjustments, but only to the extent that such methods, principles, practices and procedures are consistent with GAAP. Capital Expenditures shall be determined consistent with the same methods, principles, practices and procedures as those utilized by the applicable Party with respect to such items prior to Closing, to the extent that such methods, principles, practices and procedures are consistent with GAAP. The calculation of Actual Closing Date Net Working Capital is being made solely to reflect certain changes in the financial condition of MEI and PPC as a result of the operations of MEI and PPC between April 1, 1998 and the Closing Date inclusive of all transactions and all changes in facts and circumstances actually occurring between those two dates.

                           (ii) If Sellers' Representative has any objections to the Draft Closing Date Financial Material, he will deliver a written statement describing his objections in reasonable detail to Buyer within 30 days after receiving the Draft Closing Date Financial Material. Buyer and Sellers' Representative will use commercially reasonable efforts to resolve any such objections themselves. If a final resolution of such objections is not made within 30 days after Buyer has received the statement of objections, however, Buyer and Sellers' Representative will select an accounting firm mutually acceptable to them to resolve any remaining objections. If Buyer and Sellers' Representative are unable to agree on the choice of an accounting firm, they will select a nationally-recognized accounting firm by lot (after excluding the independent accounting firms providing services to Buyer, Sellers or MEI). The determination of any accounting firm so selected will be set forth in writing and will be conclusive and binding upon the Parties absent manifest error. Buyer and Seller's Representative will jointly revise the Draft Closing Date Financial Material as appropriate to reflect the resolution of any objections thereto pursuant to this Section 2(f)(ii). The "Closing Date Statement" shall mean the draft Closing Date Statement provided by Buyer to Sellers' Representative pursuant to Section 2(f)(i), together with any revisions thereto pursuant to this Section 2(f)(ii). The "Final Balance Sheet" shall mean the draft Financial Balance Sheet provided by Buyer to Sellers' Representative pursuant to Section 2(f)(i), together with any revisions, pursuant to this Section 2(f)(ii). The "Capital Expenditures" shall mean the draft statement of Capital Expenditures provided by Buyer to Sellers' Representative pursuant to Section 2(f)(i), together with any revisions, pursuant to this Section 2(f)(ii).

                           (iii) In the event the Parties submit any unresolved objections to an accounting firm for resolution as provided in Section 2(f)(ii) above, Buyer and Sellers will share responsibility for the fees and expenses of the accounting firm as follows:

                                    (A) if the accounting firm resolves all of
                  the remaining objections in favor of Buyer's statement of the Actual Closing Date Net Working Capital and Capital Expenditures (the "Low Value"), Selling Shareholders will be responsible for all of the fees and expenses of the accounting firm;

                                    (B) if the accounting firm resolves all of
                  the remaining objections in favor of Selling Shareholders' statement of the Actual Closing Date Net Working Capital and Capital Expenditures (the "High Value"), Buyer will be responsible for all of the fees and expenses of the accounting firm; and

                                    (C) if the accounting firm resolves some of
                  the remaining objections in favor of Buyer and other remaining objections in favor of Sellers (the Actual Closing Date Net Working Capital and Capital Expenditures so determined is referred to herein as the "Actual Value"), Selling Shareholders will be responsible for that fraction of the fees and expenses of the accounting firm equal to (x) the difference between the High Value and the Actual Value over
                  (y) the difference between the High Value and the Low Value, and Buyer will be responsible for the remainder of the fees and expenses.

                           (iv) Buyer will make the work papers and back-up materials used in preparing the Draft Closing Date Financial Materials, and the books, records, and the current and then-existing financial staff of MEI (if then employed by MEI, Buyer or their Affiliates), available to Selling Shareholders and their accountants and other representatives at reasonable times and upon reasonable notice at any time during (A) the review by Selling Shareholders of the Draft Closing Date Financial Materials and (B) the resolution by the Parties of any objections thereto.

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* Selected portions have been deleted as confidential pursuant to Rule 24b-2.
Complete copies of the entire exhibit have been filed separately with the Securities and Exchange Commission and marked "CONFIDENTIAL TREATMENT."

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         3        Representations and Warranties Concerning the Transaction.

                  (a) Representations and Warranties Concerning Sellers. Each Common Stock Selling Shareholder represents and warrants to Buyer jointly and severally that the statements contained in this Section 3(a) are correct and complete as of the date of this Agreement, except as set forth in the disclosure schedule delivered by Sellers to Buyer on the date hereof and initialed by Buyer and Sellers' Representative (the "Disclosure Schedule").

                           (i) Organization of Certain Sellers. If Seller is a corporation, partnership or trust, such Seller is duly organized, validly existing, and in good standing under the laws of the jurisdiction governing it, with all requisite power and authority to own, operate and

* Selected portions have been deleted as confidential pursuant to Rule 24b-2. Complete copies of the entire exhibit have been filed separately with the Securities and Exchange Commission and marked "CONFIDENTIAL TREATMENT."

         lease its properties and to carry on its business as it is now being conducted, and is qualified or licensed to do business and is in good standing in each jurisdiction set forth in Section 3(a) of the Disclosure Schedule, which are all of the jurisdictions in which the failure to be so qualified or licensed could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

                           (ii) Authorization of Transaction. Each Seller has full power and authority to execute and deliver this Agreement and each other agreement contemplated hereby and to perform his or its obligations hereunder and thereunder and to consummate the transactions contemplated hereunder and thereunder. This Agreement constitutes the valid and legally binding obligation of each Seller, enforceable in accordance with its terms and conditions. No Seller need give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency or any third party in order to consummate the transactions contemplated by this Agreement.

                           (iii) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, law, injunction, judgment, order, decree, ruling, writ, charge, or other restriction of any government, governmental agency, or court to which a Seller is subject and, if a Seller is an entity, any provision of its organic documents or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any approval, consent or notice or give rise to any right of first refusal (or similar right) under any agreement, contract, lease, license, instrument, indenture, mortgage, lien, order, judgment, ordinance, regulation, decree, permit, franchise, or other arrangement to which any Seller is a party or by which he or it is bound or to which any of his or its assets is subject, except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation or failure to give notice would not have a material adverse effect on the applicable Seller.

                           (iv) Brokers' Fees. No Seller has any liability or obligation to pay any fees or commissions to any broker, finder, investment banker, agent or other intermediary with respect to the transactions contemplated by this Agreement for which Buyer, MEI, PPC or the Business could become liable or obligated.

                           (v) MEI Shares. All of the MEI Shares have been duly authorized and are validly issued and outstanding, fully paid and nonassessable. Each Selling Shareholder holds of record, owns beneficially and has good title to the number of MEI Shares set forth next to his or its name in Section 4(b) of the Disclosure Schedule, free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), taxes, Security Interests (without giving effect to the exceptions contained in the defined term "Security Interests"), options, warrants, purchase rights, contracts, commitments, equities, claims, and demands that shall survive Closing. No Selling Shareholder is a party to any option, warrant, purchase right, preemptive right, subscription right or similar rights of any kind that are convertible into or exchangeable for MEI Shares or other contract or commitment that could require such Selling Shareholder to sell, transfer, or otherwise dispose of any capital stock of MEI (other than this Agreement) that shall survive Closing. No Selling Shareholder is a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of MEI that will survive Closing. All dividends, distributions and redemptions made or to be made with respect to the shares of MEI capital stock at or prior to Closing have complied or will comply with applicable law.

                           (vi) PPC Shares. All of the PPC Shares have been duly authorized and are validly issued and outstanding, fully paid and nonassessable. GCM currently holds of record, owns beneficially and has good title to all of the issued and outstanding PPC Shares, free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. GCM is not a party to any option, warrant, purchase right, or other contract or commitment that could require GCM to sell, transfer, or otherwise dispose of any capital stock of PPC that will survive Closing. GCM is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of PPC that will survive Closing. All dividends, distributions and redemptions made or to be made with respect to the shares of PPC capital stock at or prior to Closing have complied or will comply with applicable law.

                  (b) Representations and Warranties of Buyer. Buyer represents and warrants to Sellers that the statements contained in this Section 3(b) are correct and complete as of the date of this Agreement, except as set forth in Buyer's disclosure schedule delivered by Buyer to Sellers on the date hereof and initialed by Sellers' Representative and Buyer (the "Buyers Disclosure Schedule").

                           (i) Organization of Buyer. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida with all requisite power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted, and is qualified to or licensed to do business and is in good standing in each jurisdiction set forth in Section 3(b) of the Buyer's Disclosure Schedule, which are all of the jurisdictions in which the failure to be so qualified or licensed could reasonably be expected, individually or in the aggregate, to have a material adverse effect on the business operations, assets, financial condition or results of operations of Buyer.

                           (ii) Authorization of Transaction. Buyer has full corporate power and authority to execute and deliver this Agreement and each other agreement contemplated hereby and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereunder and thereunder. This Agreement constitutes the valid and legally binding obligation of Buyer, enforceable in accordance with its terms and conditions. Buyer need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency or any other third party in order to consummate the transactions contemplated by this Agreement except for the filing of a pre-merger notification report under the HSR Act.

                           (iii) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, law, injunction, judgment, order, decree, ruling, writ, charge, or other restriction of any government, governmental agency, or court to which Buyer is subject or any provision of its charter or bylaws or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any consent, approval or notice or give rise to any right of first refusal (or similar right) under any agreement, contract, lease, license, instrument, indenture, mortgage, lien, order, judgment, ordinance, regulation, decree, permit, franchise or other arrangement to which Buyer is a party or by which it is bound or to which any of its assets is subject, except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation or failure to give notice would not have a material adverse effect on the business operations, assets, financial condition or results of operation of Buyer.

                           (iv) Brokers' Fees. Buyer has no liability or obligation to pay any fees or commissions to any broker, finder, investment banker, agent or other intermediary with respect to the transactions contemplated by this Agreement for which any Seller could become liable or obligated.

                           (v) Investment.

                                    (A) Buyer, by reason of its business and
                  financial experience, is capable of evaluating the risks and merits of purchasing the MEI Shares and of protecting its own interests in connection with such purchase.

                                    (B) Buyer is not acquiring MEI Shares with a
                  view to or for sale in connection with any distribution thereof in violation of the Securities Act. Buyer acknowledges that the MEI Shares have not been registered under the Securities Act or the securities laws of any state.

                                    (C) Buyer has had an opportunity to ask
                  questions and receive answers from the other Parties and the persons involved in managing the business and affairs of MEI, PPC, Miller Brothers and Circle Investments regarding the terms and conditions of acquisition of the MEI Shares and other transactions contemplated hereby and regarding the proposed business, financial affairs and other aspects of MEI, PPC, Miller Brothers and Circle Investments and has further had the opportunity to obtain the information that Buyer deems necessary to evaluate its investment in those shares and enter into the transactions contemplated hereby. Buyer is relying solely upon its own due diligence and independent investigation of the assets, proposed business, financial affairs and other aspects of MEI, PPC, Miller

                  Brothers and Circle Investments, and upon the express representations, warranties and covenants set forth in this Agreement, and any of the conveyance documents contemplated hereby, and not any written or oral information provided or made available to Buyer in connection with this transaction (other than that expressly set forth in this Agreement). Any investigation by Buyer shall not affect in any manner the representations and warranties set forth herein except as otherwise expressly provided in Section 11(b)(i)(y).

                           (vi) Financing. Buyer has received a letter from Canadian Imperial Bank of Commerce, First Union National Bank and Nationsbank N.A. stating that they will use their best efforts to organize a syndicate of lenders to provide financing sufficient to consummate the transactions contemplated hereby and to pay all related fees and expenses. Buyer has provided Sellers' Representative with a true and complete copy of such letter.

         4      Representations and Warranties Concerning MEI. Each Common Stock
Selling Shareholder represents and warrants to Buyer jointly and severally that the statements contained in this Section 4 are correct and complete as of the date of this Agreement, except as set forth in the Disclosure Schedule.

                  (a) Organization, Qualification and Corporate Power. MEI is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida, with all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted, and is qualified or licensed to do business and is in good standing in each jurisdiction set forth in Section 4(a) of the Disclosure Schedule, which are all of the jurisdictions in which the failure to be so qualified or licensed could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Section 4(a) of the Disclosure Schedule lists the directors and officers of MEI. The Buyer has received true and complete copies of the charter and bylaws of MEI.

                  (b) Capitalization. The entire authorized capital stock of MEI at Closing will consist of (i) 2,500,000 shares of Class A Common Stock and 2,500,000 shares of Class B Common Stock, of which 245,002 shares of Class A Common Stock will be issued and outstanding at the Closing and (ii) 760,000 shares of Preferred Stock, of which 600,000 shares will be issued and outstanding at the Closing. All of the issued and outstanding MEI Shares have been duly authorized, are validly issued, fully paid, and nonassessable, and will be held of record at Closing by the respective Selling Shareholders as set forth in Section 4(b) of the Disclosure Schedule. There are no outstanding or authorized options, warrants, purchase rights, preemptive rights, subscription rights, securities or similar rights of any kind that are convertible into or exchangeable for capital stock of MEI, or other contracts or commitments that could require MEI to issue, sell, or otherwise cause to become outstanding any of its capital stock except as set forth in Section 4(b) of the Disclosure Schedule. Except as set forth on Section 4(b) of the Disclosure Schedule there are no voting trusts, proxies or other agreements or understandings with respect to the voting of any capital stock of MEI. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to MEI. All dividends, distributions and redemptions made or to be made with respect to the capital stock of MEI at or prior to Closing have complied or will comply with applicable law.

                  (c) Authority; Noncontravention. MEI has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of MEI, enforceable in accordance with its terms and conditions. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, law, injunction, judgment, order, decree, ruling, writ, charge, or other restriction of any government, governmental agency, or court to which MEI is subject or any provision of the charter or bylaws of MEI or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any consent, approval or notice or give rise to any right of first refusal (or similar right) under any agreement, contract, lease, license, instrument, indenture, mortgage, lien, order, judgment, ordinance, regulation, decree, permit, franchise or other arrangement to which MEI is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets), except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice or Security Interest would not have a Material Adverse Effect or as set forth in Section 4(c) of the Disclosure Schedule. MEI does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency or other third party in order for the Parties to consummate the transactions contemplated by this Agreement, except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a Material Adverse Effect or as set forth in Section 4(c) of the Disclosure Schedule.

                  (d) Brokers' Fees. MEI has no liability or obligation to pay any fees or commissions to any broker, finder, investment banker, agent or other intermediary with respect to the transactions contemplated by this Agreement for which Buyer, MEI, PPC or the Business could become liable or obligated.

                  (e) Title to Tangible Assets. MEI has good title to, a valid leasehold interest in, or the legal right to use, the material tangible personal property of every kind and character used in, necessary for or relating to the Business (collectively, the "MEI Assets"). The MEI Assets, together with the MEI Real Property, the leased real property identified in Section 4(k)(ii) of the Disclosure Schedule, the MB Real Property, the CI Real Property and the MEI Trademarks, constitute all assets necessary for the conduct of the Business. Except as set forth in Section 4(e) of the Disclosure Schedule and for tangible personal property provided to MEI for use to store and display goods and services held for sale, none of the MEI Assets are subject to any Security Interest that shall survive Closing. ALL SUCH ASSETS ARE BEING TRANSFERRED IN THEIR "AS IS" CONDITION WITH ALL FAULTS. OTHER THAN THE REPRESENTATIONS MADE IN THIS Section 4(E), NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, OF ANY NATURE IS BEING MADE BY ANY SELLER WITH RESPECT TO SUCH MEI ASSETS, INCLUDING, BUT NOT LIMITED TO, SUCH MEI ASSETS' MERCHANTABILITY, DESIGN OR USE FOR A PARTICULAR PURPOSE.

                  (f) Subsidiaries. MEI has no Subsidiaries.

                  (g) Financial Statements. Attached hereto as Exhibit B are the following financial statements of MEI (collectively the "MEI Financial Statements"): (i) audited balance sheets and statements of income, changes in stockholders' equity, and cash flow as of and for the fiscal years ended March 27, 1996, April 2, 1997, and April 1, 1998 (the "Most Recent Fiscal Year End"); and (ii) unaudited balance sheets and statements of income, changes in stockholders' equity, and cash flow (the "MEI Most Recent Financial Statements") as of and for the six months ended September 30, 1998. The MEI Financial Statements (including the notes thereto) (i) were prepared in accordance with the books and records of MEI, (ii) were prepared in accordance with MEI's historic accounting policies and principles, (iii) are in accordance with GAAP applied on a consistent basis, and (iv) present fairly the financial condition and results of operations of MEI at the dates and for the periods covered thereby; provided, however, that the MEI Most Recent Financial Statements are subject to normal year-end adjustments and lack footnotes and other presentation items required or permitted by GAAP. Except as set forth in Section 4(g) of the Disclosure Schedule, MEI has no unamortized liabilities for purchase rebates or purchase allowances, including, under any MEI Contract with any of MEI's suppliers.

                  (h) Events Subsequent to Most Recent Fiscal Year End. Since the Most Recent Fiscal Year End, MEI has conducted its business in the Ordinary Course of Business and there has not been any:

                           (i) material adverse change in the financial condition, assets, liabilities, operations or results of operations of MEI taken as a whole;

                           (ii) addition to or modification of Employee Benefits Plans, increase in the compensation of officers or employees (including any such increase pursuant to any bonus, pensions, profit sharing or other plan or commitment) or granting of any severance or termination pay, except for increases in compensation with respect to non-officer employees in the Ordinary Course of Business or as required by law or any existing agreement identified in Section 4(p) of the Disclosure Schedule, or granting of any bonus, incentive compensation, award or other like benefit to any officer or employee except in accordance with plans or arrangements disclosed in Section 4(p) of the Disclosure Schedule;

                           (iii) sale, assignment or transfer of any of the material assets of MEI;

                           (iv) cancellation of any indebtedness owed to MEI in an aggregate amount greater than $100,000, or waiver of any rights of similar value to MEI relating to any of its business activities or properties;

                           (v) incurrence of indebtedness for borrowed money by MEI or any commitment to incur indebtedness for borrowed money entered into by MEI, or any loans made or agreed to be made by MEI, or the incurrence of any Security Interest by MEI, material singly or in the aggregate, or failure to repay any material obligation of MEI when due;

                           (vi) material amendment, cancellation or termination of any MEI Contract (as defined in Section 4(m)) or license or permit material to MEI;

                           (vii) change in accounting methods, principles or practices by MEI materially affecting its assets, liabilities, results of operations or business or material revaluation by MEI of any of its assets, including without limitation, any material write-offs, material increases in any reserves or any write-up of the value of inventory, property, plant, equipment or any other asset;

                           (viii) material damage, destruction or loss to any store or other facility maintained by MEI or any other material asset of MEI and resulting in a loss, whether or not covered by insurance, in excess of $100,000;

                           (ix) material change in MEI's maintenance, remediation, advertising, expansion, capital expenditure or inventory programs or practices;

                           (x) declaration, setting aside or payment of any dividend or other distribution or payment (whether in cash, stock or property) with respect to the capital stock or other equity securities of MEI or any redemption, purchase or other acquisition of any of the securities of MEI, or any other payment to any stockholder of MEI in its capacity as a stockholder; or issuance by MEI of, or commitment by it to issue, any capital stock or other equity securities or obligations or any securities convertible into or exchangeable or exercisable for capital stock or other equity interests; or

                           (xi) incurrence of other single or series of related liabilities involving $250,000 or more, or any increase or change in any assumptions underlying, or methods of calculating, any bad debt, contingency or other reserves.

                  (i) Legal Compliance. MEI has complied, and all of MEI's assets are in compliance, with all, and have no liability under any, applicable laws, statutes and regulations (including, without limitation, any applicable franchise, building, zoning or labor relations rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings and charges thereunder, but excluding any Environmental Laws) of federal, state, local and foreign governments (and all agencies thereof), except where the failure to comply would not have a Material Adverse Effect.

                  (j) Tax Matters.

                           (i) MEI has timely filed all Tax Returns that it was required to file, and has paid all Taxes shown thereon. All of the Tax Returns are true, current and complete.

                           (ii) Section 4(j) of the Disclosure Schedule lists all income Tax Returns filed with respect to MEI for taxable periods ended on or after December 31, 1993, indicates those income Tax Returns that have been audited, and indicates those income Tax Returns that currently are the subject of audit. Selling Shareholders have delivered to Buyer correct and complete copies of all federal and state income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by MEI since December 31, 1993.

                           (iii) MEI has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to an Tax assessment or deficiency.

                           (iv) MEI is not a party to any income Tax allocation or sharing agreement.

                           (v) Other than ad valorem property tax matters and an oral notice of a likely Florida sales tax audit, there is no action, suit, investigation, audit, claim or assessment pending, proposed or to Selling Shareholders' Knowledge threatened with respect to Taxes of MEI.

                           (vi) All monies required to be withheld by MEI from all persons properly characterized as employees for federal, state or local tax purposes, including income Taxes and social security and other payroll Taxes, have been collected or withheld as required by applicable law, and either paid to the respective taxing authorities, set aside in accounts for such purpose or accrued, reserved against and entered upon the books and records of MEI and, to the extent so set aside, accrued or received, taken into account in determining Actual Closing Date Net Working Capital.

                           (vii) Following the Closing Date, pursuant to any agreement or arrangement entered into by MEI on or prior to the Closing Date, neither MEI nor Buyer will be obligated to make a payment to an individual that would be a "parachute payment" to a "disqualified individual" as those terms are defined in Section 280G of the Code, without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

                           (viii) All deficiencies asserted or assessments made as a result of any examination of the Tax Returns referred to in (i) have been paid in full, other than those being contested in good faith through appropriate proceedings.

                           (ix) There are no liens for Taxes upon the assets of MEI except liens relating to current Taxes not yet due.

                           (x) Within the last ten years, MEI has not been a member of any group of corporations filing as a consolidated group for federal or state income tax purposes, and MEI has not had any direct or indirect ownership in any corporation, partnership, joint venture or other entity other than the interest in PPC that will be acquired immediately after the Closing Date.

                           (xi) The accruals for deferred Taxes reflected in the Financial Statements are adequate to cover any deferred Tax liability of MEI determined in accordance with GAAP through the date thereof.

                           (xii) Within the last ten years, no claim has been made by a Tax authority in a jurisdiction where MEI has never paid Taxes or filed Tax Returns asserting that MEI is or may be subject to Taxes assessed by such jurisdiction.

                  (k) Real Property.

                           (i) Other than the Excluded Properties, Section 4(k)(i) of the Disclosure Schedule lists each parcel of real property in which MEI has, or at Closing shall have, a fee interest (the "MEI Real Property"). With respect to each such parcel of MEI Real Property, except for matters that would not have a Material Adverse Effect and the matters set forth in Schedule 10(a)(xv) hereof:

                                    (A) there are no leases or subleases
                  granting to any Person the right to use or occupancy of any portion of the MEI Real Property that shall survive Closing; and

                                    (B) there are no outstanding options or
                  rights of first refusal to purchase any parcel of MEI Real Property, or any portion thereof or interest therein, that shall survive Closing.

                           (ii) Section 4(k)(ii) of the Disclosure Schedule lists all real property leased or subleased to MEI that shall survive Closing. Buyer has been delivered correct and complete copies of the leases and subleases listed in Section 4(k)(ii) of the Disclosure Schedule (as amended to date). Except for matters that would not have a Material Adverse Effect, each lease and sublease listed in Section 4(k)(ii) of the Disclosure Schedule is legal, valid, binding, enforceable and in full force and effect, MEI is not in default of any of its obligations thereunder such that the landlord thereunder would be able to terminate MEI's lease and interest therein as a result thereof, and, to the Knowledge of each Selling Shareholder, no other party is in material default of any of its obligations thereunder.

                           (iii) Section 4(k)(iii) of the Disclosure Schedule lists the MEI Real Property locations that are currently the subject of construction.

                  (l) Intellectual Property. Section 4(l) of the Disclosure Schedule sets forth a complete list of all material trademarks, trade names, product identifiers and/or trade dresses of any type whatsoever that are presently used in the business of MEI, other than such items that identify products or services of third parties that are sold by MEI in the Ordinary Course of Business (the "MEI Trademarks"), and all licenses it has with respect to any intellectual property of a third party used in the business of MEI (other than shrink-wrap software licenses) and indicates each MEI Trademark that is registered in the name of MEI on the Principal Register of the United States Patent and Trademark Office. To the Knowledge of each Selling Shareholder, there is no infringement of the MEI Trademarks by others. To the Knowledge of each Selling Shareholder, the use of the MEI Trademarks in the business of MEI (as the business is now being conducted by MEI) does not result in any infringement of the rights of others. MEI is the sole and legal owner of the MEI Trademarks and there is no claim by any other person that such other person is the legal owner of such MEI Trademarks. MEI has not granted any license or right to use any MEI Trademark to any other person.

                  (m) Contracts. Section 4(m) of the Disclosure Schedule lists, whether written or oral, together with all amendments and modifications thereto, the following agreements and contracts of MEI:

                           (i) all contracts and agreements, whether or not fully performed, pursuant to which MEI has since January 1, 1997 acquired or disposed of more than $500,000 worth of its business or assets;

                           (ii) all agreements containing (A) covenants not to compete on the part of MEI or other similar restrictions on the ability of MEI to engage in its business, (B) rights of first refusal, (C) exclusive dealing or minimum purchase provisions or (D) prepayment or termination penalties;

                           (iii) all notes, mortgages, indentures, letters of credit, guarantees, performance bonds, security agreements and other agreements and instruments for lending or borrowing (including assumed debt) entered into by MEI or pursuant to which any properties or assets of MEI are pledged or mortgaged as collateral;

                           (iv) any employment or consulting agreement with any present or former director, officer or employee of MEI;

                           (v) all joint venture or partnership agreements to which MEI is a party or bound;

                           (vi) all agreements pursuant to which MEI pays royalties in excess of $25,000 per year;

                           (vii) all area development agreements, construction agreements and franchise agreements to which MEI is a party or bound;

                           (viii) all product or service purchasing and supplier agreements to which MEI is a party or bound, pursuant to which MEI has purchased or committed to purchase more than $250,000 of products, services or supplies during the last year or during the next twelve
         (12) months; and

                           (ix) any other contracts and agreements of MEI, the performance of which will involve consideration in excess of $100,000 and are not terminable by MEI without penalty upon not more than 60 days notice.

         The foregoing are hereinafter referred to as the "MEI Contracts." Buyer has been delivered a correct and complete copy of each MEI Contract or other agreement listed in Section 4(m) of the Disclosure Schedule (as amended to date). No Seller knows of any material defense to the validity or enforceability of any MEI Contract. Neither MEI nor any Seller has received written notice that MEI is in material default and MEI has not materially defaulted under any MEI Contract. MEI has not waived any material rights under any MEI Contract. MEI has not received or given notice of any breach or default in connection with any MEI Contract.

                  (n) Powers of Attorney. Except for any powers of attorney contained in any written contracts or other written agreements set forth in the Disclosure Schedule, there are no outstanding powers of attorney executed on behalf of MEI that will survive Closing.

                  (o) Litigation. There is no pending, or to the Knowledge of the Selling Shareholders, threatened, claim, suit, arbitration proceeding, governmental (including, without limitation, foreign) proceeding or investigation or other proceeding of any character against any Seller or MEI or any of their respective assets that could reasonably be expected to have a Material Adverse Effect or to prevent, hinder or delay consummation of the transactions contemplated by this Agreement, declare the same unlawful, or cause the rescission thereof, and, to the Knowledge of the Selling Shareholders, there is no basis for any such claim, suit, proceeding or investigation. There are no judgments, decrees, injunctions or orders of any court or governmental authority against MEI, any of MEI's assets, or any Seller (that could affect MEI or the Business) that could reasonably be expected to have a Material Adverse Effect.

                  (p) Employee Benefits.

                           (i) Section 4(p) of the Disclosure Schedule lists each Employee Benefit Plan that MEI maintains or to which MEI contributes ("MEI Plans"). An arrangement will not fail to be an Employee Benefit Plan simply because it only covers one individual. For purposes of this Paragraph (p), the term "MEI" includes any entity that is aggregated with MEI under Code Section 414.

                           (ii) Each MEI Plan (and each related trust, insurance contract, or fund) complies in form and in operation in all material respects with the applicable requirements of ERISA, the Code, and all other applicable laws.

                           (iii) All contributions (including all employer contributions and employee salary reduction contributions) that are due have been paid to each MEI Plan in a timely manner, and are fully deductible in the year for which they were paid. All amounts properly accrued to date as liabilities of MEI under or with respect to each MEI Plan (including administrative expenses and incurred but not reported claims) for the current plan year of the plan have been recorded on the books of MEI. There will be no liability of MEI under any insurance policy or similar arrangement procured in connection with any MEI Plan in the nature of a retroactive rate adjustment, loss sharing arrangement, or other liability arising wholly or partially out of events occurring before the Closing Date.

                           (iv) Each MEI Plan that is an Employee Pension Benefit Plan has received a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Code Sec. 401(a) and nothing has occurred before or since the date of such determination letter that would have a material adverse effect on such qualification.

                           (v) As of the last day of the most recent prior plan year, the market value of assets under each MEI Plan that is an Employee Pension Benefit Plan equaled or exceeded the present value of liabilities thereunder, whether or not they are vested (determined in accordance with then current funding assumptions).

                           (vi) Buyer has been delivered current, correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the two most recent Form 5500 Annual Reports, and all related trust agreements, insurance contracts, and other funding agreements that implement each MEI Plan, and any related financial statements, actuarial reports or audit reports.

                           (vii) No action, suit, proceeding, hearing, audit, or investigation with respect to the administration or the investment of the assets of any MEI Plan (other than routine claims for benefits) or relating to Qualified Domestic Relations Orders) is pending, and to the Knowledge of each Seller, no such action, suit, proceeding, hearing, audit, or investigation has been threatened. No "prohibited transactions" (within the meaning of Section 406 of ERISA or Code Sec.
         4975) has occurred with respect to any MEI Plan.

                           (viii) MEI does not now and has never in the past been obligated to contribute to or otherwise participate in an Employee Pension Benefit Plan subject to Title IV of ERISA.

                           (ix) MEI has complied in all material respects with the health care continuation requirements of Part 6 of Title I of ERISA.

                           (x) MEI has no obligation under any MEI Plan or otherwise to provide health or other welfare benefits to any participant or beneficiary of a participant after such participant's termination of employment, except as required by Part 6 of Title I of ERISA.

                           (xi) The consummation of the transactions contemplated by this Agreement will not result in the payment of any amounts or an increase in the amount of compensation or benefits or accelerate the vesting or timing of payment of any compensation or benefits payable to or in respect of any present or former employee or consultant.

                           (xii) None of the persons performing services for MEI have been improperly classified as independent contractors, leased employees, or as being exempt from the payment of wages for overtime.

                           (xiii) None of the MEI Plans are part of a Multiple Employer Welfare Arrangement, as that term is defined in ERISA Section 3(40).

                  (q) Environmental.

                           (i) Except where a failure to comply would not have a Material Adverse Effect, and except as otherwise set forth in Disclosure Schedule Section 4(q)(ii): (A) MEI and each of the MEI Real Properties and the properties set forth in Section 4(k)(ii) of the Disclosure Schedule is in compliance with, and MEI has no liability (other than to a third party that is not a Governmental Body) under the Environmental Laws (and no governmental action, suit, proceeding or hearing has been filed or commenced or threatened against any of them alleging any such failure to comply or liability), and (B) MEI has obtained and been in compliance with all of the terms and conditions of all permits, licenses, and other authorizations that are required under the Environmental Laws all of which are in full force and effect. To the Knowledge of each Seller, except for any liability which would not have a Material Adverse Effect, MEI has no liability under any Environmental Laws to any third party that is not a Governmental Body.

                           (ii) A petroleum discharge exceeding applicable standards under Environmental Laws has occurred at each of the facilities identified in Section 4(q)(ii) of the Disclosure Schedule. To the Knowledge of each Seller, no reportable discharge has occurred at any current Real Property except as identified in Section 4(q)(ii) of the Disclosure Schedule.

                           (iii) For each of the facilities identified in
         Section 4(q)(ii) of the Disclosure Schedule, MEI, PPC, a Seller or other Person has qualified the petroleum discharge at such facilities for state-funded remediation assistance under Section 376.305(6),
         Section 376.3071 or Section 376.3072, Florida Statutes, the ("Trust Funds"), except for the facilities listed on Section 4(q)(iii) of the Disclosure Schedule whose discharges are being processed for qualification under Section 376.3072, Florida Statutes. To the Knowledge of each Seller, all of the applicable requirements under the Trust Funds for such facilities have been satisfied and there are no grounds for rescission, withdrawal of coverage or demand for return of prior payments from any of the Trust Funds. Section 4(q)(ii) of the Disclosure Schedule lists each MEI Real Property and real property leased by MEI where a known petroleum discharge has occurred.

                           (iv) In the last five (5) years, MEI has not: (i) entered into any outstanding consent decree, compliance order, or administrative order with respect to the Real Property or any facilities or operations thereon the future compliance with that would have a Material Adverse Effect; or (ii) as of the date hereof, received any notice, complaint or claim from any governmental authority alleging violation of or non-compliance with any Environmental Condition. MEI is not subject to any outstanding consent order.

                           (v) Except as otherwise identified in Section 4(q)(ii) of the Disclosure Schedule, there has been no release, disposal, treatment, storage or presence of any Hazardous Material at, in, on, under or about the Real Property that could reasonably be expected to have a Material Adverse Effect.

                           (vi) MEI has not received any notice, complaint or claim from any governmental authority that MEI and/or any Real Property is not in compliance with any applicable Environmental Laws, including those relating to: (i) the maintenance of records of Hazardous Material handled at or transported from each Real Property; (ii) reporting, monitoring, inspections, and compliance with the manifest system for tracking the movement of Hazardous Material; (iii) operating methods, techniques, and practices for treating, storing, and disposing of Hazardous Material; (iv) the location, design, and construction of the Real Property; (v) contingency plans for minimizing unanticipated damage from Hazardous Material treatment, storage, or disposal activities; (vi) maintenance and operation of each Real Property, including qualifications with respect to ownership, continuity of operation, personnel training, financial responsibility and closure; and (vii) RCRA permit requirements.

                           (vii) Except as set forth on the Disclosure Schedule, to the Knowledge of each Seller, all of the underground storage tanks and related piping and dispensers (the "USTs") located at the current Real Property comply with applicable U.S. Environmental Protection Agency and Florida Department of Environmental Protection ("FDEP") requirements set forth in Florida Administrative Code Section 62-761 and such USTs are registered with the FDEP.

                           (viii) Section 4(q)(viii) of the Disclosure Schedule discloses all contracts and agreements with third parties for the assessment and/or remediation of Environmental Conditions at the Real Properties that will survive the Closing. Sellers have delivered to Buyer true, correct and complete copies of each of such contracts and agreements.

                           (ix) For the purposes of this section, the following words and phrases shall have the following meanings:

                                    "Environmental Condition" means any
         condition relating to the presence, release, disposal, storage or treatment of Hazardous Materials in, at, on, under or about (i) the Real Property, or (ii) the environment beyond the Real Property, which Hazardous Materials migrated or emanated from the Real Property, or
         (iii) the disposal of Hazardous Materials at any property.

                                    "Hazardous Material" means any pollutant,
         contaminant, toxic substance, hazardous waste, hazardous material, hazardous substance, petroleum or petroleum product, asbestos, polychlorinated biphenyls, and the contents of underground storage tanks including, without limitation, any such materials regulated pursuant to any Environmental Law.

                                    "Real Property" means any real property or
         "facility" (as defined in the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq. ("RCRA")) currently or formerly owned, operated, leased or occupied by MEI.

                  (r) FIRPTA. Each Selling Shareholder is not a foreign Person and no tax is required to be withheld pursuant to Section 1445 of the Code as a result of any of the transfers contemplated by this Agreement.

                  (s) Insurance. Section 4(s) of the Disclosure Schedule sets forth a list and certain information (including nature of coverage, insurer, policy number, limits, deductibles and premiums with respect to each policy) relating to all material policies of insurance maintained, owned or held by MEI on the date hereof. All of such policies are sufficient for compliance with all requirements of law and all contracts, leases and other agreements to which MEI is a party. Such policies are in full force and effect on the date hereof. MEI has complied with its obligations under each of such insurance policies and has not failed to give any notice with respect to any material claim thereunder in a due and timely manner. MEI has made available to Buyer correct and complete copies of the most recent inspection reports, if any, received from insurance underwriters and the loss experience for the most recent five years with respect to each such policy.

                  (t) Affiliated Transactions. Section 4(t) of the Disclosure Schedule sets forth all business arrangements, relationships and transactions involving any of Sellers, their Affiliates or any member of such persons' immediate family and MEI that are currently in effect, except for the leasing of real property from CI Real Property or MB Real Property. Except for the Excluded Properties, none of the Sellers or their Affiliates will own in the aggregate material assets after the Closing that are currently used in the business of MEI. MEI is not a party to any agreement or arrangement with any of Sellers, their Affiliates or any member of such persons' family that is not on an "arms-length" basis.

                  (u) Inventory. The value at which the inventory of MEI is carried on the MEI's most recent balance sheet included in the Financial Statements reflects the customary inventory valuation policy of MEI and is in accordance with GAAP consistently applied. MEI's current inventory consists of items of a quality that are saleable in the Ordinary Course of Business at prevailing prices except for amounts of inventory that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and is in a quantity sufficient to service the operations of the business of MEI at MEI's current level of operations. Since January 1, 1998, MEI has continued to replenish its inventory in the Ordinary Course of Business.

                  (v) Labor Matters. MEI is not a party to or bound by any collective bargaining agreements or other agreements with labor unions. MEI has not violated any laws, regulations, orders or contract terms, affecting the collective bargaining rights of employees, equal opportunity employment, or employees' health, safety, welfare, wages and hours, the default or violation of which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. There are no labor disputes existing, or to the Selling Stockholders Knowledge, threatened, involving strikes, slow-downs, work stoppages, job actions or lockouts of any employees of MEI, there are no unfair labor practices or petitions for election pending before the National Labor relations Board or any other federal or state Labor Commission relating to the employees of MEI, and no demand for recognition heretofore made by any labor organization is pending with respect to MEI.

                  (w) Bank Accounts. Section 4(w) of the Disclosure Schedule sets forth the name and address of all banks, trust companies, savings and loan associations, brokerage houses and other financial institutions at which MEI maintains accounts or safety deposit boxes of any nature, the account number and the names of all persons authorized to draw thereon or make withdrawals therefrom.

                  (x) Property. The MEI Real Property, the leased real property identified in Section 4(k)(ii) of the Disclosure Schedule, the MB Real Property, the CI Real Property and the PPC Real Property constitute all of the real property interests necessary in connection with the business of MEI. The Excluded Properties are not necessary for the operation of the Business.

         5. Representations and Warranties Concerning PPC. Each Common Stock Selling Shareholder represents and warrants to Buyer jointly and severally that the statements contained in this Section 5 are correct and complete as of the date of this Agreement, except as set forth in the Disclosure Schedule.

                  (a) Organization, Qualification and Corporate Power. PPC is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida with all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted, and is qualified or licensed to do business and is in good standing in each jurisdiction set forth in Section 5(a) of the Disclosure Schedule, which are all of the jurisdictions in which the failure to be so qualified or licensed could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Section 5(a) of the Disclosure Schedule lists the directors and officers of PPC. The Buyer has received true and complete copies of the charter and Bylaws of PPC.

                  (b) Capitalization. The entire authorized capital stock of PPC consists of (i) 100,000 shares of Common Stock, of which 10,000 shares are issued and outstanding, and (ii) 300,000 shares of Preferred Stock, of which no shares are issued and outstanding. All of the issued and outstanding PPC Shares have been duly authorized, are validly issued, fully paid and nonassessable, and are all held of record by GCM. There are no outstanding or authorized options, warrants, purchase rights, preemptive rights, subscription rights, securities or similar rights of any kind that are convertible into or exchangeable for capital stock of PPC, or other contracts or commitments that could require PPC to issue, sell, or otherwise cause to become outstanding any of its capital stock that will survive the Closing. Except as set forth on Section 5(b) of the Disclosure Schedule, there are no voting trusts, proxies or other agreements or understandings with respect to the voting of any capital stock of PPC. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to PPC. All dividends, distributions and redemptions made with respect to the capital stock of PPC at or prior to closing have complied or will comply with applicable law.

                  (c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, law, injunction, judgment, order, decree, ruling, writ, charge, or other restriction of any government, governmental agency, or court to which PPC is subject or any provision of the charter or bylaws of PPC or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any consent, approval or notice or give rise to any right of first refusal (or similar right) under any agreement, contract, lease, license, instrument, indenture, mortgage, lien, order, judgment, ordinance, regulation, decree, permit, franchise or other arrangement to which PPC is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets), except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Security Interest would not have a Material Adverse Effect or as set forth in Section 5(c) of the Disclosure Schedule. PPC does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency or any other third party in order for the Parties to consummate the transactions contemplated by this Agreement, except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a Material Adverse Effect and as set forth in Section 5(c) of the Disclosure Schedule.

                  (d) Brokers' Fees. PPC has no liability or obligation to pay any fees or commissions to any broker, finder, investment banker, agent or other intermediary with respect to the transactions contemplated by this Agreement for which Buyer, MEI, PPC or the Business could become liable or obligated.

                  (e) Title to Tangible Assets. PPC has good title to, a valid leasehold interest in, or a legal right to use, the material tangible personal property of every kind and character used in, necessary for or relating to the business of PPC (collectively, the "PPC Assets"). Except as set forth in Section 5(e) of the Disclosure Schedule, none of the PPC Assets are subject to any Security Interests that shall survive Closing. ALL SUCH ASSETS ARE BEING TRANSFERRED IN THEIR "AS IS" CONDITION WITH ALL FAULTS. OTHER THAN THE REPRESENTATION MADE IN THE FIRST SENTENCE OF THIS Section 5(E), NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, OF ANY NATURE IS BEING MADE BY ANY SELLER WITH RESPECT TO SUCH PPC ASSETS, INCLUDING, BUT NOT LIMITED TO, SUCH PPC ASSETS' MERCHANTABILITY, DESIGN OR USE FOR A PARTICULAR PURPOSE.

                  (f) Subsidiaries.  PPC has no Subsidiaries.

                  (g) PPC Financial Statements. Attached hereto as Exhibit C are the following financial statements of PPC (collectively the "PPC Financial Statements"): (i) unaudited balance sheets and statements of income, changes in stockholders' equity, and cash flow as of and for the fiscal years ended December 31, 1995, December 31, 1996, and December 31, 1997 (the "PPC Most Recent Fiscal Year End"), and (ii) unaudited balance sheets and statements of income, changes in stockholders' equity, and cash flow (the "PPC Most Recent Financial Statements") as of and for the nine months ended September 30, 1998. The PPC Financial Statements (including the notes thereto) (i) were prepared in accordance with the books and records of PPC, (ii) were prepared in accordance with PPC's accounting policies and principles, (iii) are in accordance with GAAP applied on a consistent basis, and
(iv) present fairly the financial position and results of operations of PPC at the dates and for the periods; covered thereby; provided, however, that the PPC Most Recent Financial Statements are subject to normal year-end adjustments and lack footnotes and other presentation items required or permitted by GAAP.

                  (h) Events Subsequent to PPC Most Recent Fiscal Year End. Since the PPC Most Recent Fiscal Year End, PPC has conducted its business in the Ordinary Course of Business and there has not been any:

                           (i) material adverse change in the financial condition, assets, liabilities, operations or results of operations of PPC;

                           (ii) addition to or modification of Employee Benefits Plans, increase in the compensation of officers or employees (including any such increase pursuant to any bonus, pensions, profit sharing or other plan or commitment) or granting of any severance or termination pay, except for increases in compensation with respect to non-officer employees in the Ordinary Course of Business or as required by law or any existing agreement identified in Section 5(p) of the Disclosure Schedule, or granting of any bonus, incentive compensation, award or other like benefit to any officer or employee except in accordance with plans or arrangements disclosed in Section 5(p) of the Disclosure Schedule;

                           (iii) sale, assignment or transfer of any of the material assets of PPC;

                           (iv) cancellation of any indebtedness owed to PPC in an aggregate amount greater than $25,000, or waiver of any rights of similar value to PPC relating to any of its business activities or properties;

                           (v) incurrence of indebtedness for borrowed money by PPC or any commitment to incur indebtedness for borrowed money entered into by PPC, or any loans made or agreed to be made by PPC, or incurrence of any Security Interest by PPC, material singly or in the aggregate, or failure to repay any material obligation of PPC when due;

                           (vi) material amendment, cancellation or termination of any PPC Contract (as defined in Section 5(m)), license or permit material to MEI;

                           (vii) change in accounting methods, principles or practices by PPC materially affecting its assets, liabilities, results of operations or business or material revaluation by PPC of any of its assets, including without limitation, any material write-offs, material increases in any reserves or any write-up of the value of inventory, property, plant, equipment or any other asset;

                           (viii) material damage, destruction or loss to any facility maintained by PPC or any other material asset of PPC and resulting in a loss, whether or not covered by insurance, in excess of $25,000;

                           (ix) material change in PPC's maintenance, remediation, advertising, expansion, capital expenditure or inventory programs or practices;

                           (x) declaration, setting aside or payment of any dividend or other distribution or payment (whether in cash, stock or property) with respect to the capital stock or other equity securities of PPC or any redemption, purchase or other acquisition of any of the securities of PPC, or any other payment to any stockholder of PPC in its capacity as a stockholder; or issuance by PPC of, or commitment by it to issue, any capital stock or other equity securities or obligations or any securities convertible into or exchangeable or exercisable for capital stock or other equity interests; or

                           (xi) incurrence of other single or series of related liabilities involving $250,000 or more, or any increase or change in any assumptions underlying, or methods of calculating, any bad debt, contingency or other reserves.

                  (i) Legal Compliance. PPC has complied, and all of PPC's assets comply, with all, and have no liability under any, applicable laws, statutes and regulations (including, without limitation, any applicable franchise, building, zoning or labor relations rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings and charges thereunder, but excluding any Environmental Laws) of federal, state, local and foreign governments (and all agencies thereof), except where the failure to comply would not have a Material Adverse Effect.

                  (j) Tax Matters.

                           (i) PPC has timely filed all Tax Returns that it was required to file, and has paid all Taxes shown thereon. All of the Tax Returns are true, current and complete.

                           (ii) Section 5(j) of the Disclosure Schedule lists all income Tax Returns filed with respect to PPC for taxable periods ended on or after December 31, 1993, indicates those income Tax Returns that have been audited, and indicates those income Tax Returns that currently are the subject of audit. Selling Shareholders have delivered to Buyer correct and complete copies of all federal and state income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by PPC since December 31, 1993.

                           (iii) PPC has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to an Tax assessment or deficiency.

                           (iv) PPC is not a party to any income Tax allocation or sharing agreement.

                           (v) Other than ad valorem property tax matters and an oral notice of a likely Florida sales tax audit, there is no action, suit, investigation, audit, claim or assessment pending, proposed or to Selling Shareholders' Knowledge threatened with respect to Taxes of PPC that would have a Material Adverse Effect.

                           (vi) All monies required to be withheld by PPC from persons properly characterized as employees for federal, state or local tax purposes, including income Taxes and social security and other payroll Taxes, have been collected or withheld as required by applicable law, and either paid to the respective taxing authorities, set aside in accounts for such purpose or accrued, reserved against and entered upon the books and records of PPC and, to the extent so set aside, accrued or reserved, taken into account in determining Actual Closing Date Net Working Capital.

                           (vii) Following the Closing Date, pursuant to any agreement or arrangement entered into by PPC on or prior to the Closing Date, neither PPC nor Buyer will be obligated to make a payment to an individual that would be a "parachute payment" to a "disqualified individual" as those terms are defined in Section 280G of the Code, without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

                           (viii) All deficiencies asserted or assessments made as a result of any examination of the Tax Returns referred to in (i) have been paid in full, other than those being contested in good faith through appropriate proceedings.

                           (ix) There are no liens for Taxes upon the assets of PPC except liens relating to current Taxes not yet due.

                           (x) Within the last ten years, PPC has not been a member of any group of corporations filing as a consolidated group for federal or state income tax purposes, and PPC has not had any direct or indirect ownership in any corporation, partnership, joint venture or other entity other than MEI prior to the Closing Date.

                           (xi) The accruals for deferred Taxes reflected in the Financial Statements are adequate to cover any deferred Tax liability of PPC determined in accordance with GAAP through the date thereof.

                           (xii) Within the last ten years no claim has been made by a Tax authority in a jurisdiction where PPC has never paid Taxes or filed Tax Returns asserting that PPC is or may be subject to Taxes assessed by such jurisdiction.

                  (k) Real Property. Section 5(k) of the Disclosure Schedule lists each parcel of real property in which PPC has a fee interest (the "PPC Real Property"). With respect to each such parcel of PPC Real Property, except for matters that would not have a Material Adverse Effect and the matters set forth in Schedule Section 10(a)(xvi) hereof:

                           (i) there are no leases or subleases granting to any Person the right to use or occupancy of any portion of the PPC Real Property that shall survive Closing; and

                           (ii) there are no outstanding options or rights of first refusal to purchase any parcel of PPC Real Property, or any portion thereof or interest therein, that shall survive Closing.

PPC does not lease any Real Property, other than a portion of the CI Real Property.

                  (l) Intellectual Property. Section 5(l) of the Disclosure Schedule sets forth a complete list of all material trademarks, trade names, product identifiers and/or trade dresses of any type whatsoever that are presently used in the business of PPC the "PPC Trademarks") and all licenses it has with respect to any intellectual property of a third party used in the business of PPC (other than shrink-wrap software licenses) and indicates each PPC Trademark that is registered in the name of PPC on the Principal Register of the United States Patent and Trademark Office. To the Knowledge of each Selling Shareholder, there is no infringement of the PPC Trademarks by others. To the Knowledge of each Selling Shareholder, the use of the PPC Trademarks in the business of PPC (as the business is now being conducted by PPC) does not result in any infringement of the rights of others. PPC is the sole and legal owner of the PPC Trademarks and there is no claim by any other Person that such other Person is the legal owner of such PPC Trademarks. PPC has not granted any license or right to use any PPC Trademark to any other Person.

                  (m) Contracts. Section 5(m) of the Disclosure Schedule lists, whether written or oral, together with all amendments and modifications thereto, the following agreements and contracts of PPC:

                           (i) all contracts and agreements, whether or not fully performed, pursuant to which PPC has since January 1, 1997 acquired or disposed of more than $500,000 worth of its business or assets;

                           (ii) all agreements containing (A) covenants not to compete on the part of PPC or other similar restrictions on the ability of PPC to engage in its business, (B) rights of first refusal, (C) exclusive dealing or minimum purchase provisions or (D) prepayment or termination penalties;

                           (iii) all notes, mortgages, indentures, letters of credit, guarantees, performance bonds, security agreements and other agreements and instruments for lending or borrowing (including assumed debt) entered into by PPC or pursuant to which any properties or assets of PPC are pledged or mortgaged as collateral;

                           (iv) any employment or consulting agreement with any present or former director, officer or employee of PPC;

                           (v) all joint venture or partnership agreements to which PPC is a party or bound;

                           (vi) all agreements pursuant to which PPC pays royalties in excess of $25,000 per year;

                           (vii) all area development agreements, construction agreements and franchise agreements to which PPC is a party or bound;

                           (viii) all product or service purchasing and supplier agreements to which PPC is a party or bound pursuant to which PPC has purchased or committed to purchase more than $250,000 of products, services or supplies during the last year or during the next twelve
         (12) months; and

                           (ix) any other contracts and agreements of PPC, the performance of which will involved consideration in excess of $100,000 or that are not terminable by PPC without penalty upon not more than 60 days notice.

         The foregoing are hereinafter referred to as the "PPC Contracts." Buyer has been delivered a correct and complete copy of each PPC Contract or other agreement listed in Section 5(m) of the Disclosure Schedule (as amended to date). No Seller knows of any material defense to the validity or enforceability of any PPC Contract. Neither PPC nor any Seller has received written notice that PPC is in material default and PPC has not materially defaulted under any PPC Contract. PPC has not waived any material rights under any PPC Contract. PPC has not received or given notice of any breach or default in connection with any PPC Contract.

                  (n) Powers of Attorney. Except for any powers of attorney contained in any written contracts or other written agreements set forth in the Disclosure Schedule, there are no outstanding powers of attorney executed on behalf of PPC that will survive Closing.

                  (o) Litigation. There is no pending, or to the Knowledge of the Selling Shareholders, threatened, claim, suit, arbitration proceeding, governmental (including, without limitation, foreign) proceeding or investigation or other proceeding of any character against any Seller or PPC or any of their respective assets that could reasonably be expected to have a Material Adverse Effect or to prevent, hinder or delay consummation of the transactions contemplated by this Agreement, declare the same unlawful, or cause the rescission thereof, and, to the Knowledge of Selling Shareholders, there is no basis for any such claim, suit, proceeding or investigation. There are no judgments, decrees, injunctions or orders of any court or governmental authority against PPC, any of PPC's assets, or any Seller (that could affect PPC or the Business) that could reasonably be expected to have a Material Adverse Effect.

                  (p) Employee Benefits.

                           (i) Section 5(p) of the Disclosure Schedule lists each Employee Benefit Plan that PPC maintains or to which PPC contributes ("PPC Plans"). An arrangement will not fail to be an Employee Benefit Plan simply because it only covers one individual. For purposes of this Paragraph (p), the term "PPC" includes any entity that is aggregated with PPC under Code Section 414.

                           (ii) Each PPC Plan (and each related trust, insurance contract, or fund) complies in form and in operation in all material respects with the applicable requirements of ERISA, the Code, and all other applicable laws.

                           (iii) All contributions (including all employer contributions and employee salary reduction contributions) that are due have been paid to each PPC Plan in a timely manner, and are fully deductible in the year for which they were paid. All amounts properly accrued to date as liabilities of PPC under or with respect to each PPC Plan (including administrative expenses and incurred but not reported claims) for the current plan year of the plan have been recorded on the books of PPC. There will be no liability of PPC under any insurance policy or similar arrangement procured in connection with any PPC Plan in the nature of a retroactive rate adjustment, loss sharing arrangement, or other liability arising wholly or partially out of events occurring before the Closing Date.

                           (iv) Each PPC Plan that is an Employee Pension Benefit Plan has received a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Code Sec. 401(a) and nothing has occurred before or since the date of such determination letter that would have a material adverse effect on such qualification.

                           (v) As of the last day of the most recent prior plan year, the market value of assets under each PPC Plan that is an Employee Pension Benefit Plan equaled or exceeded the present value of liabilities thereunder, whether or not they are vested (determined in accordance with then current funding assumptions).

                           (vi) Buyer has been delivered current, correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the two most recent Form 5500 Annual Reports, and all related trust agreements, insurance contracts, and other funding agreements that implement each PPC Plan, and any related financial statements, actuarial reports or audit reports.

                           (vii) No action, suit, proceeding, hearing, audit, or investigation with respect to the administration or the investment of the assets of any PPC Plan (other than routine claims for benefits or relating to Qualified Domestic Relations Orders) is pending, and to the Knowledge of each Seller, no such action, suit, proceeding, hearing, audit, or investigation has been threatened. No "prohibited transaction" (within the meaning of Section 406 of ERISA or Code Sec.
         4975) has occurred with respect to any PPC Plan.

                           (viii) PPC does not now and has never in the past been obligated to contribute to or otherwise participate in an Employee Pension Benefit Plan subject to Title IV of ERISA or any other Multiemployer Plan.

                           (ix) PPC has complied in all material respects with the health care continuation requirements of Part 6 of Title I of ERISA.

                           (x) PPC has no obligation under any PPC Plan or otherwise to provide health or other welfare benefits to any participant or beneficiary of a participant after such participant's termination of employment, except as required by Part 6 of Title I of ERISA.

                           (xi) The consummation of the transactions contemplated by this Agreement will not result in the payment of any amounts or an increase in the amount of compensation or benefits or accelerate the vesting or timing of payment of any compensation or benefits payable to or in respect of any present or former employee or consultant.

                           (xii) None of the Persons performing services for PPC have been improperly classified as independent contractors, leased employees, or as being exempt from the payment of wages for overtime.

                           (xiii) None of the PPC Plans are part of a Multiple Employer Welfare Arrangement, as the term is defined in ERISA Section 3(40).

                  (q) Environmental.

                           (i) Except where a failure to comply would not have a Material Adverse Effect, and except as otherwise set forth in Disclosure Schedule Section 5(q)(ii): (A) PPC and each of the PPC Real Properties is in compliance with, and PPC has no liability (other than to a third party that is not a Governmental Body) under the Environmental Laws (and no governmental action, suit, proceeding or hearing has been filed or commenced or threatened against any of them alleging any such failure to comply or liability), and (B) PPC has obtained and been in compliance with all of the terms and conditions of all permits, licenses, and other authorizations that are required under the Environmental Laws all of which are in full force and effect. To the Knowledge of each Seller, except for any liability which would not have a Material Adverse Effect, PPC has no liability under any Environmental Laws to any third party that is not a Governmental Body.

                           (ii) A petroleum discharge exceeding applicable standards under Environmental Laws has occurred at each of the facilities identified in Section 5(q)(ii) of the Disclosure Schedule. To the Knowledge of each Seller, no reportable discharge has occurred at any current Real Property except as identified in Section 5(q)(ii) of the Disclosure Schedule.

                           (iii) For each of the facilities identified in
         Section 5(q)(ii) of the Disclosure Schedule, MEI, PPC, a Seller or other Person has qualified the petroleum discharge at such facilities for state-funded remediation assistance under the Trust Funds, except for the facilities listed on Section 5(q)(iii) of the Disclosure Schedule whose discharges are being processed for qualification under
         Section 376.3072, Florida Statutes. To the Knowledge of each Seller, all of the applicable requirements under the Trust Funds for such facilities have been satisfied and there are no grounds for rescission, withdrawal of coverage or demand for return of prior payments from any of the Trust Funds. Section 5(q)(ii) of the Disclosure Schedule lists each PPC Real Property and real property leased by PPC where a known petroleum discharge has occurred.

                           (iv) In the last five (5) years, PPC has not: (i) entered into any outstanding consent decree, compliance order, or administrative order with respect to the Real Property or any facilities or operations thereon the future compliance with that would have a Material Adverse Effect; or (ii) as of the date hereof, received any notice, complaint or claim from any governmental authority alleging violation of or non-compliance with any Environmental Condition. PPC is not subject to any outstanding consent order.

                           (v) Except as otherwise identified in Section 5(q)(ii) of the Disclosure Schedule, there has been no release, disposal, treatment, storage or presence of any Hazardous Material at, in, on, under or about the Real Property that could reasonably be expected to have a Material Adverse Effect.

                           (vi) PPC has not received any notice, complaint or claim from any governmental authority that PPC and/or any Real Property is not in compliance with any applicable Environmental Laws, including those relating to: (i) the maintenance of records of Hazardous Material handled at or transported from each Real Property; (ii) reporting, monitoring, inspections, and compliance with the manifest system for tracking the movement of Hazardous Material; (iii) operating methods, techniques, and practices for treating, storing, and disposing of Hazardous Material; (iv) the location, design, and construction of the Real Property; (v) contingency plans for minimizing unanticipated damage from Hazardous Material treatment, storage, or disposal activities; (vi) maintenance and operation of each Real Property, including qualifications with respect to ownership, continuity of operation, Personnel training, financial responsibility and closure; and (vii) RCRA permit requirements.

                           (vii) Except as set forth on the Disclosure Schedule, to the Knowledge of each Seller, all of the underground storage tanks and related piping and dispensers (the "PPC USTs") located at the current Real Property comply with applicable U.S. Environmental Protection Agency and FDEP requirements set forth in Florida Administrative Code Section 62-761 and such PPC USTs are registered with the FDEP.

                           (viii) Section 5(q)(viii) of the Disclosure Schedule discloses all contracts and agreements with third parties for the assessment and/or remediation of Environmental

         Conditions at the Real Properties that will survive the Closing. Sellers have delivered to Buyer true, correct and complete copies of each of such contracts and agreements.

                           (ix) For the purposes of this section, the following words and phrases shall have the following meanings:

                                    "Environmental Condition" means any
         condition relating to the presence, release, disposal, storage or treatment of Hazardous Materials in, at, on, under or about (i) the Real Property, or (ii) the environment beyond the Real Property, which Hazardous Materials migrated or emanated from the Real Property, or
         (iii) the disposal of Hazardous Materials at any property.

                                    "Hazardous Material" means any pollutant,
         contaminant, toxic substance, hazardous waste, hazardous material, hazardous substance, petroleum or petroleum product, asbestos, polychlorinated biphenyls, and the contents of underground storage tanks including, without limitation, any such materials regulated pursuant to any Environmental Law.

                                    "Real Property" means any real property or
         "facility" (as defined in the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq. ("RCRA")) currently or formerly owned, operated, leased or occupied by PPC.

                  (r) FIRPTA. GCM is not a foreign Person and no tax is required to be withheld pursuant to Section 1445 of the Code as a result of any of the transfers contemplated by this Agreement.

                  (s) Insurance. Section 5(s) of the Disclosure Schedule sets forth a list and certain information (including nature of coverage, insurer, policy number, limits, deductibles and premiums with respect to each policy) relating to all material policies of insurance maintained, owned or held by PPC on the date hereof. All of such policies are sufficient for compliance with all requirements of law and all contracts, leases and other agreements to which PPC is a party. Such policies are in full force and effect on the date hereof. PPC has complied with its obligations under each of such insurance policies and has not failed to give any notice with respect to any material claim thereunder in a due and timely manner. PPC has made available to Buyer correct and complete copies of the most recent inspection reports, if any, received from insurance underwriters and the loss experience for the most recent five years with respect to each such policy.

                  (t) Affiliated Transactions. Section 5(t) of the Disclosure Schedule sets forth all business arrangements, relationships and transactions involving any of Sellers, their Affiliates or any member of such Persons' immediate family and PPC that are currently in effect, except for the leasing of real property from CI Real Property or MB Real Property. None of the Sellers or their Affiliates will own in the aggregate material assets after the Closing that are currently used in the business of PPC. PPC is not a party to any agreement or arrangement with any of Sellers, their Affiliates or any member of such persons' family that is not on an "arms-length" basis.

                  (u) Inventory. The value at which the inventory of PPC is carried on the PPC's most recent balance sheet included in the Financial Statements reflects the customary inventory valuation policy of PPC and is in accordance with GAAP consistently applied. PPC's current inventory consists of items of a quality that are saleable in the Ordinary Course of Business at prevailing prices except for amounts of inventory that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and is in a quantity sufficient to service the operations of the business of PPC at PPC's current level of operations. Since January 1, 1998, PPC has continued to replenish its inventory in the Ordinary Course of Business.

         6. Representations and Warranties Concerning Circle Investments. Each Common Stock Selling Shareholder represents and warrants to Buyer jointly and severally that the statements contained in this Section 6 are correct and complete as of the date of this Agreement, except as set forth in the Disclosure Schedule.

                  (a) Organization, Qualification and Power. Circle Investments is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Florida, with all its requisite power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted, and is qualified or licensed to do business and is in good standing in each jurisdiction set forth in Section 6(a) of the Disclosure Schedule, which are all of the jurisdictions in which the failure to be so qualified or licensed could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Section 6(a) of the Disclosure Schedule lists the general and limited partners of Circle Investments.

                  (b) Subsidiaries. Circle Investments has no Subsidiaries.

                  (c) Legal Compliance. Circle Investments has complied, and all of the CI Real Properties are in compliance with all, and have no liability under any applicable laws, statutes and regulations (including, without limitation, any applicable franchise, building, zoning or labor relations rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder, but excluding any Environmental Laws) of federal, state, local, and foreign governments (and all agencies thereof), except where the failure to comply would not have a Material Adverse Effect.

                  (d) Real Property. Section 6(d) of the Disclosure Schedule lists each parcel of CI Real Property. With respect to each such parcel of CI Real Property, except for matters that would not have a Material Adverse Effect and the matters set forth in Schedule 10(a)(xiii) hereof:

                           (i) there are no leases or subleases granting to any Person other than MEI the right to use or occupancy of any portion of the CI Real Property that shall survive Closing; and

                           (ii) there are no outstanding options or rights of first refusal to purchase any parcel of CI Real Property, or any portion thereof or interest therein, that shall survive Closing.

                  (e) Litigation. There is no pending, or to the Knowledge of the Selling Shareholders, threatened, claim, suit, arbitration proceeding, governmental (including, without limitation, foreign) proceeding or investigation or other proceeding of any character against any Circle Investments, or any CI Real Property that could reasonably be expected to have a Material Adverse Effect or to prevent, hinder or delay consummation of the transactions contemplated by this Agreement, declare the same unlawful, or cause the rescission thereof, and, to the Knowledge of the Selling Shareholders, there is no basis for any such claim, suit, proceeding or investigation. There are no judgments, decrees, injunctions or orders of any court or governmental authority against Circle Investments, any CI Real Property or any Seller (which could affect Circle Investments or the Business) that could reasonably be expected to have a Material Adverse Effect.

                  (f) Environmental.

                           (i) Except where a failure to comply would not have a Material Adverse Effect, and except as otherwise set forth in Disclosure Schedule Section 6(f)(ii): (A) Circle Investments and each CI Real Property and each of its assets is in compliance with, and Circle Investments has no liability (other than to a third party that is not a Governmental Body) under the Environmental Laws (and no governmental action, suit, proceeding or hearing has been filed, commenced or threatened against any of them alleging any such failure to comply or liability), and (B) with respect to CI Real Property, Circle Investments has obtained and been in compliance with all the terms and conditions of all permits, licenses, and other authorizations that are required under the Environmental Laws all of which are in full force and effect. To the Knowledge of each Seller, except for any liability which would not have a Material Adverse Effect, Circle Investments has no liability under any Environmental Laws to any third party that is not a Governmental Body.

                           (ii) A petroleum discharge exceeding applicable standards under Environmental Laws has occurred at each of the facilities identified in Section 6(f)(ii) of the Disclosure Schedule. To the Knowledge of each Seller, no reportable discharge has occurred at any CI Real Property except as identified in Section 6(f)(ii) of the Disclosure Schedule.

                           (iii) For each of the facilities identified in
         Section 6(f)(ii) of the Disclosure Schedule, MEI, Circle Investments, a Seller or other Person has qualified the petroleum discharge at such facilities for state-funded remediation assistance under Trust Funds, except for the facilities listed on Section 6(f)(iii) of the Disclosure Schedule whose discharges are being processed for qualification under
         Section 376.3072, Florida Statutes. To the Knowledge of each Seller, all of the applicable requirements under the Trust Funds for such facilities have been satisfied and there are no grounds for rescission, withdrawal of coverage or demand for return of prior payments from any of the Trust Funds. Section 6(f)(ii) of the Disclosure Schedule list each CI Real Property where a known petroleum discharge has occurred.

                           (iv) In the last five (5) years, Circle Investments has not: (i) entered into any outstanding consent decree, compliance order, or administrative order with respect to the

         CI Real Property or any facilities or operations thereon the future compliance with which would have a Material Adverse Effect; or (ii) as of the date hereof, received any notice, complaint or claim from any governmental authority alleging violation of or non-compliance with any Environmental Condition. Circle Investments is not subject to any outstanding consent order.

                           (v) Except as otherwise identified in Section 6(f)(ii) of the Disclosure Schedules, there has been no release, disposal, treatment, storage or presence of any Hazardous Material at, in, on, under or about the CI Real Property that could reasonably be expected to have a Material Adverse Effect.

                           (vi) Circle Investments has not received any notice, complaint or claim from any governmental authority that Circle Investments and/or any CI Real Property is not in compliance with any applicable Environmental Laws, including those relating to: (i) the maintenance of records of Hazardous Material handled at or transported from each CI Real Property; (ii) reporting, monitoring, inspections, and compliance with the manifest system for tracking the movement of Hazardous Material; (iii) operating methods, techniques, and practices for treating, storing, and disposing of Hazardous Material; (iv) the location, design, and construction of the CI Real Property; (v) contingency plans for minimizing unanticipated damage from Hazardous Material treatment, storage, or disposal activities; (vi) maintenance and operation of each CI Real Property, including qualifications with respect to ownership, continuity of operation, Personnel training, financial responsibility and closure; and (vii) RCRA permit requirements.

                           (vii) Except as set forth on the Disclosure Schedule, to the Knowledge of each Seller, all of the underground storage tanks and related piping and dispensers (the "CI USTs") located at the CI Real Property comply with applicable U.S. Environmental Protection Agency and FDEP requirements set forth in Florida Administrative Code
         Section 62-761 and such CI USTs are registered with the FDEP.

                           (viii) Section 6(f)(viii) of the Disclosure Schedule discloses all contracts and agreements with third parties for the assessment and/or remediation of Environmental Conditions at the CI Real Properties that will survive the Closing. Sellers have delivered to Buyer true, correct and complete copies of each of such contracts and agreements.

                           (ix) For the purposes of this section, the following words and phrases shall have the following meanings:

                                    "Environmental Condition" means any
condition relating to the presence, release, disposal, storage or treatment of Hazardous Materials in, at, on, under or about (i) the CI Real Property, or (ii) the environment beyond the CI Real Property, which Hazardous Materials migrated or emanated from the CI Real Property, or (iii) the disposal of Hazardous Materials at any property.

                                    "Hazardous Material" means any pollutant,
contaminant, toxic substance, hazardous waste, hazardous material, hazardous substance, petroleum or petroleum product, asbestos, polychlorinated biphenyls, and the contents of underground storage tanks including, without limitation, any such materials regulated pursuant to any Environmental Law.

                  (g) FIRPTA. Neither Circle Investments nor any applicable owner of a CI Real Property is a foreign Person and no tax is required to be withheld pursuant to Section 1445 of the Code as a result of any of the transfers contemplated by this Agreement.

                  (h) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, law, injunction, judgment, order, decree, ruling, writ, charge, or other restriction of any government, governmental agency, or court to which Circle Investments is subject or any provision of the partnership agreement of Circle Investments or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any consent, approval or notice or give rise to any right of first refusal (or similar right) under any material agreement, contract, lease, license, instrument, indenture, mortgage, lien, order, judgment, ordinance, regulation, decree, permit, franchise or other arrangement to which Circle Investments is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets), except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Security Interest would not have a Material Adverse Effect or as set forth in
Section 6(h) of the Disclosure Schedule. Circle Investments does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency or any other third party in order for the Parties to consummate the transactions contemplated by this Agreement, except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a Material Adverse Effect and as set forth in Section 6(h) of the Disclosure Schedule.

                  (i) Brokers' Fees. Circle Investments has no liability or obligation to pay any fees or commissions to any broker, finder, investment banker, agent or other intermediary with respect to the transactions contemplated by this Agreement for that Buyer, MEI, PPC or the Business could become liable or obligated.

         7. Representations and Warranties Concerning Miller Brothers. Each Common Stock Selling Shareholder represents and warrants to Buyer jointly and severally that the statements contained in this Section 7 are correct and complete as of the date of this Agreement, except as set forth in the Disclosure Schedule.

                  (a) Organization, Qualification and Power. Miller Brothers is a partnership duly organized, validly existing and in good standing under the laws of Florida with all requisite power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted, and is qualified or licensed to do business and is in good standing in each jurisdiction set forth in Section 7(a) of the Disclosure Statement, which are all of the jurisdictions in which the failure to be so qualified or licensed could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Section 7(a) of the Disclosure Schedule lists the general partners of Miller Brothers at Closing.

                  (b) Subsidiaries. Miller Brothers has no Subsidiaries.

                  (c) Legal Compliance. Miller Brothers (and/or the applicable owner of the MB Real Property) has complied, and all of the MB Real Properties in compliance, with all, and have no liability under any, applicable laws, statutes and regulations (including, without limitation, any applicable franchise, building, zoning or labor relations rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder, but excluding any Environmental Laws) of federal, state, local, and foreign governments (and all agencies thereof), except where the failure to comply would have a Material Adverse Effect.

                  (d) Real Property.

                           (i) Section 7(d) of the Disclosure Schedule lists each parcel of MB Real Property. With respect to each such parcel of MB Real Property, except for matters that would not have a Material Adverse Effect and the matters set forth in Schedule 10(a)(xiv) hereof:

                                    (A) there are no leases or subleases
                  granting to any Person other than MEI the right to use or occupancy of any portion of the MB Real Property that shall survive Closing; and

                                    (B) there are no outstanding options or
                  rights of first refusal to purchase any parcel of MB Real Property, or any portion thereof or interest therein, that shall survive Closing.

                           (ii) Section 7(d)(ii) of the Disclosure Schedule lists the MB Real Property locations that are currently the subject of construction.

                  (e) Litigation. There is no pending, or to the Knowledge of the Selling Shareholders, threatened, claim, suit, arbitration proceeding, governmental (including, without limitation, foreign) proceeding or investigation or other proceeding of any character against Miller Brothers or any MB Real Property that could reasonably be expected to have a Material Adverse Effect or to prevent, hinder or delay consummation of the transactions contemplated by this Agreement, declare the same unlawful, or cause the rescission thereof, and, to the Knowledge of the Selling Shareholders, there is no basis for any such claim, suit, proceeding or investigation. There are no judgments, decrees, injunctions or orders of any court or governmental authority against Miller Brothers, any MB Real Property or any Seller (that could affect Miller Brothers or the Business) that could reasonably be expected to have a Material Adverse Effect.

                  (f) FIRPTA. Neither Miller Brothers nor any applicable owner of a MB Real Property is a foreign Person and no tax is required to be withheld pursuant to Section 1445 of the Code as a result of any of the transfers contemplated by this Agreement.

                  (g) Environmental.

                           (i) Except where a failure to comply would not have a Material Adverse Effect, and except as otherwise set forth in Disclosure Schedule Section 7(g)(ii): (A) Miller Brothers and each MB Real Property and each of its assets is in compliance with, and MB has no liability (other than to a third party that is not a Governmental
         Body) under the Environmental Laws (and no governmental action, suit, proceeding or hearing has been filed, commenced or threatened against any of them alleging any such failure to comply or liability), and (B) with respect to MB Real Property, Miller Brothers has obtained and been in compliance with all of the terms and conditions of all permits, licenses, and other authorizations that are required under the Environmental Laws all of which are in full force and effect. To the Knowledge of each Seller, except for any liability which would not have a Material Adverse Effect, MB has no liability under any Environmental Laws to any third party that is not a Governmental Body.

                           (ii) A petroleum discharge exceeding applicable standards under Environmental Laws has occurred at each of the facilities identified in Section 7(g)(ii) of the Disclosure Schedule. To the Knowledge of each Seller, no reportable discharge has occurred at any current Real Property except as identified in Section 7(g)(ii) of the Disclosure Schedule.

                           (iii) For each of the facilities identified in
         Section 7(g)(ii) of the Disclosure Schedule, MEI, Miller Brothers, a Seller or other Person has qualified the petroleum discharge at such facilities for state-funded remediation assistance under the Trust Funds, except for the facilities listed on Section 7(g)(iii) of the Disclosure Schedule whose discharges are being processed for qualification under Section 376.3072, Florida Statutes. To the Knowledge of each Seller, all of the applicable requirements under the Trust Funds for such facilities have been satisfied and there are no grounds for recission, withdrawal of coverage or demand for return of prior payments from any of the Trust Funds. Section 7(g)(ii) of the Disclosure Schedule lists each MB Real Property where a known petroleum discharge has occurred.

                           (iv) In the last five (5) years, Miller Brothers has not: (i) entered into any outstanding consent decree, compliance order, or administrative order with respect to the MB Real Property or any facilities or operations thereon the future compliance with which would have a Material Adverse Effect; or (ii) as of the date hereof, received any notice, complaint or claim from any governmental authority alleging violation of or non-compliance with any Environmental Condition. MB is not subject to any outstanding consent order.

                           (v) Except as otherwise identified in Section 7(g)(ii) of the Disclosure Schedule, there has been no release, disposal, treatment, storage or presence of any Hazardous Material at, in, on, under or about the MB Real Property that could reasonably be expected to have a Material Adverse Effect.

                           (vi) Miller Brothers has not received any notice, complaint or claim from any governmental authority that Miller Brothers and/or any MB Real Property is not in compliance with any applicable Environmental Laws, including those relating to: (i) the maintenance of records of Hazardous Material handled at or transported from each MB Real Property; (ii) reporting, monitoring, inspections, and compliance with the manifest system for tracking the movement of Hazardous Material; (iii) operating methods, techniques, and practices for treating, storing, and disposing of Hazardous Material; (iv) the location, design, and construction of the MB Real Property; (v) contingency plans for minimizing unanticipated damage from Hazardous Material treatment, storage, or disposal activities; (vi) maintenance and operation of each MB Real Property, including qualifications with respect to ownership, continuity of operation, Personnel training, financial responsibility and closure; and (vii) RCRA permit requirements.

                           (vii) Except as set forth on the Disclosure Schedule, to the Knowledge of each Seller, all of the underground storage tanks and related piping and dispensers (the "MB USTs") located at the MB Real Property comply with applicable U.S. Environmental Protection Agency and FDEP requirements set forth in Florida Administrative Code
         Section 62-761 and such USTs are registered with the FDEP.

                           (viii) Section 7(g)(viii) of the Disclosure Schedule discloses all contracts and agreements with third parties for the assessment and/or remediation of Environmental Conditions at the MB Real Properties that will survive the Closing. Sellers have delivered to Buyer true, correct and complete copies of each of such contracts and agreements.

                           (ix) For the purposes of this section, the following words and phrases shall have the following meanings:

                                    "Environmental Condition" means any
condition relating to the presence, release, disposal, storage or treatment of Hazardous Materials in, at, on, under or about (i) the MB Real Property, or (ii) the environment beyond the MB Real Property, which Hazardous Materials migrated or emanated from the MB Real Property, or (iii) the disposal of Hazardous Materials at any property.

                                    "Hazardous Material" means any pollutant,
contaminant, toxic substance, hazardous waste, hazardous material, hazardous substance, petroleum or petroleum product, asbestos, polychlorinated biphenyls, and the contents of underground storage tanks including, without limitation, any such materials regulated pursuant to any Environmental Law.

                                    "Miller Brothers" means the applicable owner
of the MB Real Property.

                  (h) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, law, injunction, judgment, order, decree, ruling, writ, charge, or other restriction of any government, governmental agency, or court to which Miller Brothers is subject or any provision of the charter or bylaws of Miller Brothers or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any consent, approval or notice or give rise to any right of first refusal (or similar right) under any material agreement, contract, lease, license, instrument, indenture, mortgage, lien, order, judgment, ordinance, regulation, decree, permit, franchise or other arrangement to which Miller Brothers is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets), except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Security Interest would not have a Material Adverse Effect or as set forth in Section 7(h) of the Disclosure Schedule. Miller Brothers does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency or any other third party in order for the Parties to consummate the transactions contemplated by this Agreement, except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a Material Adverse Effect and as set forth in Section 7(h) of the Disclosure Schedule.

                  (i) Brokers' Fees. Miller Brothers has no liability or obligation to pay any fees or commissions to any broker, finder, investment banker, agent or other intermediary with respect to the transactions contemplated by this Agreement for that Buyer, MEI, PPC or the Business could become liable or obligated.

         8. Pre-Closing Covenants. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

                  (a) General. Each of the Parties will use his or its commercially reasonable efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 10 below) for which such party is responsible.

                  (b) Notices and Consents. Selling Shareholders will cause MEI to give any notices to third parties, and will cause MEI to use its commercially reasonable efforts to obtain any third party consents, that Buyer reasonably may request in connection with the matters referred to in Section 4(c) above. In connection therewith, Sellers or MEI may not offer or consent to any modification or amendment of any contract (other than any modification or amendment solely to reflect such third party's consent) or grant any concessions without Buyer's prior written consent. MEI and Sellers agree to transmit the consents to the appropriate parties for approval promptly after the execution hereof, which consents shall be subject to the reasonable approval of Buyer and Sellers' Representative. Each such Party shall keep the other advised of their progress in obtaining such consents. Each of the Parties will (and Selling Shareholders will cause MEI and PPC to) give any notices to, make any filings with, and use its commercially reasonable efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Section 3(a)(ii), Section 3(b)(ii), Section 4(c), Section 5(c), Section 6(g) and Section 7(g) above. Without limiting the generality of the foregoing, each of the Parties will file (and Selling Shareholders will cause MEI and PPC to file) any Notification and Report Forms and related material that he or it may be required to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the Hart-Scott-Rodino Act, will use his or its commercially reasonable efforts to obtain (and Selling Shareholders will cause MEI and PPC to use its commercially reasonable efforts to obtain) a waiver from the applicable waiting period, and will make (and Selling Shareholders will cause MEI and PPC to make) any further filings pursuant thereto that may be necessary in connection therewith.

                  (c) Operation of Business. Except as permitted by this Agreement or on Section 8(c) to the Disclosure Schedule, Selling Shareholders will not cause or permit MEI or PPC to engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business, or to:

                           (i) fail to carry on the Business in a manner consistent with prior practice and in the Ordinary Course of Business, and Selling Shareholders will use commercially reasonable efforts to preserve intact the present business organization, goodwill and reputation of the Business, to keep available the services of its officers and employees and to preserve the relationships with customers, suppliers, distributors and other Persons having business dealings with the Business;

                           (ii) fail to maintain their respective books, accounts and records consistent with past practices and policies and in accordance with GAAP, or change, or permit MEI or PPC to change, any of MEI's or PPC's (A) accounting principles or practices or make any material revaluation of any of their respective assets, including without limitation, any material write-offs, increases in any reserves (including any reserve for taxes payable) or any write-off of the value of inventory, property, plant, equipment or any other asset or materially increase or change any assumptions underlying, or methods of calculating, any bad debt, contingency or other reserves, (B) rebate or discount programs, (C) inventory policies or practices, or (D) fail to maintain any store or to provide for advertising, credit and promotions in accordance with past policies and practices;

                           (iii) make or adopt any change in their respective organizational documents as in force and effect on the date hereof;

                           (iv) issue, redeem or purchase any shares of their respective capital stock or issue any options or other rights to purchase any shares of such capital stock, any securities convertible or exchangeable for such capital stock, or declare, set aside, pay or make any dividend, distribution or redemption in respect of shares of their respective capital stock, or commit to do any of the foregoing;

                           (v) Other than salary increases in the Ordinary Course of Business for employees of MEI and PPC that are not Selling Shareholders, with no single employee receiving a annual salary increase of more than 10% and such salary increases in the aggregate for all such employees not exceeding 5% (provided that all increases are subject to reasonable prior consultation with Buyer), enter into or amend any employment, severance, consulting or compensatory contract or agreement with any former, existing or prospective employee or institute any increase in any profit-sharing, bonus, incentive, deferred compensation, insurance, pension, retirement, medical, hospital, disability, welfare or other Employee Benefit Plan with respect to employees of MEI or PPC;

                           (vi) sell or otherwise dispose of, or enter into any agreement for the sale, lease or disposition of, or mortgage or encumber or permit to exist any liens, claims or security interests on (other than pursuant to the Lines of Credit), any of its material assets or properties, except for sales of inventory and obsolete equipment in the Ordinary Course of Business and except with respect to the Excluded Properties;

                           (vii) fail to use reasonable best efforts to maintain all existing insurance policies with respect to the Business, unless comparable insurance is substituted therefor, and no action shall be taken to terminate or modify those insurance policies;

                           (viii) (A) fail to use reasonable best efforts to observe and perform, and remain in material compliance with, their respective obligations in agreements and contracts, and (B) not enter into, amend or terminate any agreements or contracts or incur any liabilities, commitments or obligations that would either (i) require payments by MEI or PPC of more than $100,000 over any period of twelve months or (ii) have a term of more than 60 days and not be terminable on 60 or less days notice without penalty to MEI or PPC or that would otherwise fall within the definition of "MEI Contract" or "PPC Contract";

                           (ix) make any investment in any Person or entity whether by loan or advance, purchase of stock or other securities or contribution to capital;

                           (x) enter into or commit to enter into any transaction between them, on the one hand, and any Seller or Affiliate of any Seller, on the other hand;

                           (xi) guaranty the obligations of any third party;

                           (xii) without Buyer's consent, which shall not be unreasonably withheld, alter MEI's expansion, capital expenditure, remediation and retrofit programs and budget in any way or enter into any contract for the purchase or sale of real property outside MEI's expansion and capital expenditure program and budget as set forth on Exhibit A hereto;

                           (xiii) cancel any debts owed to or claims held by MEI or PPC (including the settlement of any claims or litigation) in excess of $100,000;

                           (xiv) create, incur or assume, or agree to create, incur or assume, any indebtedness for borrowed money, other than under the Lines of Credit or enter into, as lessee, any capitalized lease obligations (as defined in Statement of Financial Accounting Standards No. 13) or accept any advances other than those payable under the current Citgo contracts (as in effect on the date hereof);

                           (xv) accelerate or delay collection of any notes or accounts receivable generated by MEI or PPC in advance of or beyond their regular due dates or the dates when the same would have been collected in the Ordinary Course of Business;

                           (xvi) delay or accelerate payment of any account payable or other liability of MEI or PPC beyond or in advance of its due date or the date when such liability would have been paid in the Ordinary Course of Business;

                           (xvii) allow the levels of inventory of MEI or PPC to vary in any material respect from the levels maintained in the Ordinary Course of Business;

                           (xviii) except as set forth on Exhibit A or Section 8(c) to the Disclosure Schedule open or close any store, or other facility, except in the event of casualty or as the result of the expiration of any lease; and

                           (xix) enter into any agreement, plan or commitment to do any of the foregoing.

Neither Circle Investments nor Miller Brothers will engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business, provided, however, that Miller Brothers may take any and all actions as are necessary or appropriate to redeem certain of its outstanding partnership interests held by George C. Miller, III. Notwithstanding the foregoing, MEI shall be permitted to take the following actions prior to Closing: (u) pay GCM an amount not to exceed $425,000 as consideration for his termination as a consultant by the MEI and in lieu of any remaining payments due him under his consulting agreement with MEI; (v) enter into new "stay-bonus" agreements with employees of MEI in form and substance reasonably satisfactory to Buyer; (w) obtain a new D&O insurance policy, or an endorsement to or modification of its existing D&O insurance policy, to provide for "run-off" coverage; (x) redeem the shares of Class B Common Stock owned by Thomas Miller, Joseph Miller, Richard Hamrick, Richard Daviduke, Daniel L. Miller and Class A Common Stock and Preferred Stock shares owned by the John W. Miller Estate Trust; (y) transfer the Excluded Properties to the Selling Shareholders or such other parties designated by Sellers' Representatives, at Selling Shareholders' expense; and
(z) transfer to one or more of the Selling Shareholders the life insurance policies identified in Section 1 of the Disclosure Schedule (including the rights to the cash surrender value thereof), and the receivable for certain life insurance premiums due from Selling Shareholders set forth in such schedule for no consideration.

                  (d) Full Access. Each of Sellers will permit, and Sellers will cause MEI and PPC to permit, representatives of Buyer to have full access at all reasonable times, and in a manner so as not to interfere unreasonably with the normal business operations of MEI, PPC, Circle Investments, and Miller Brothers, to all premises, properties, Personnel, books, records (including tax records), contracts, and documents of or pertaining to the Business, MEI, PPC, Circle Investments and Miller Brothers to, among other things, conduct such environmental and other studies and investigations as Buyer may require. Buyer shall indemnify, defend and hold harmless each Seller and MEI from and against any damage or injury to any person or property caused by Buyer or its representatives. If Buyer fails to close for any reason, Buyer shall fully repair any damage resulting from such actions of Buyer. Buyer will treat and hold as confidential any Confidential Information it receives from any of Sellers, MEI and PPC in the course of the reviews contemplated by this Section 8(d), will not use any of the Confidential Information except in connection with this Agreement, and, if this Agreement is terminated for any reason whatsoever, will return to Seller, MEI and PPC, all tangible embodiments (and all copies) of the Confidential Information that are in its possession.

                  (e) Notice of Developments.

                           (i) Any of Sellers may elect at any time to notify Buyer both orally and in writing of any development causing a breach of any of the representations and warranties in Section 4, Section 5,
         Section 6 or Section 7 above. Unless Buyer terminates this Agreement pursuant to Section 13(a)(ii) below by reason of the development and exercises that right within the period of fifteen (15) business days referred to in Section 13(a)(ii) below, the written notice pursuant to this Section 8(e)(i) will be deemed to have amended the Disclosure Schedule, to have qualified the representations and warranties contained in Sections 4-7 above with respect to the matter indicated in the notice, and to have cured any misrepresentation or breach of warranty that otherwise might have existed hereunder by reason of the development.

                           (ii) Each Party will give prompt written notice to the others of any material adverse development causing a breach of any of his or its own representations and warranties in Section 3 above. No disclosure by any Party pursuant to this Section 8(e)(ii), however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation or breach of warranty.

                  (f) Acquisition Proposals. Following the execution of this Agreement and prior to the earliest to occur of Closing, February 11, 1999 or the termination of this Agreement, neither MEI, Sellers, any Affiliate of MEI or Sellers, nor any other representative or agent of Sellers shall, directly or indirectly, communicate, solicit, initiate, encourage or participate (including furnishing non-public information concerning the Business, its properties or assets) in any discussions or negotiations with regard to any proposal to acquire, directly or indirectly, any shares of the capital stock of MEI or PPC or the assets of any Seller or, to invest any funds in the MEI, PPC or the Business, whether such proposal, acquisition, investment or other transaction involves a stock sale, a tender offer, exchange offer, merger or other business combination involving MEI, PPC or the Business, or for the acquisition of a substantial portion of the assets of MEI, PPC or the Business, including, without limited, any sale of the MB Real Property, the CI Real Property or the PPC Real Property (an "Acquisition Proposal"). Sellers will promptly communicate to Buyer the identity of such other party and the initial terms of any proposal it may receive from any other party in respect of an Acquisition Proposal.

                           (g) Survey Matters. Section 8(g) of the Disclosure
Schedule lists those parcels of real property that may be transferred to Buyer pursuant hereto for which Buyer has reviewed and approved surveys thereof and agrees to accept title thereto subject to matters depicted in those surveys (the "Surveyed Parcels"). Buyer may obtain prior to Closing, and if obtained shall simultaneously cause to be delivered to Sellers' Representative, a survey prepared by licensed Florida surveyors performed in accordance with Rule 61G17-6 of the Florida Administrative Code of each parcel of real property to be transferred to Buyer pursuant hereto (including parcels in which Buyer will receive leasehold interests) (each such survey herein referred to as a "New Survey"). Sellers shall use commercially reasonable efforts to review all New Surveys received prior to Closing and to cause the title insurance policy to include on Schedule B matters depicted in such New Survey. If any New Survey shows a Material Survey Matter on any such parcel, Buyer shall notify Sellers' Representative in writing, specifically identifying such Material Survey Matter, within five (5) days after Buyer's receipt of such New Survey but in no event later than thirty (30) days after the date of this Agreement (the "Survey Notice"). Any Material Survey Matter disclosed in a New Survey, or that might be disclosed by an accurate survey, but not objected to by a timely Survey Notice shall be deemed accepted by Buyer. In the event a Survey Notice identifies a Material Survey Matter, Sellers' Representative shall, within ten (10) days following receipt of such Survey Notice, elect to either (i) cure such Material Survey Matter as promptly as reasonably possible, either before or after Closing, or (ii) notify Buyer that such Material Survey Matter shall not be cured, in which case Buyer shall notify Seller's Representative within five (5) days following receipt of such notices either (i) Buyer waives such Material Survey Matters or (ii) Buyer is terminating this Agreement,

                  (h) Financing. MEI, PPC and Sellers shall reasonably cooperate with Buyer and use commercially reasonable efforts to take, at no cost to Buyer, all action reasonably requested by Buyer in connection with the financing of the transactions contemplated by this Agreement, including, without limitation, to assist Buyer with any presentation to accountants, financing sources and any regulatory authority. Buyer shall use its commercially reasonable efforts to pursue, obtain and close on the financing referenced in Section 3(b)(vi).

                  (i) Approvals. Sellers shall have obtained the approval of each general partner of Miller Brothers or Circle Investments to the sale of MB Real Property or CI Real Property, as applicable, on the terms set forth herein.

                  (j) Testing. Subject to the provisions of Section 8(d) above, Buyer and its representatives shall have the right to conduct such environmental studies and investigations as Buyer may require at the properties identified in
Section 8(j) of the Disclosure Schedule. If the results of any such environmental investigations disclose a petroleum discharge exceeding applicable standards under Environmental Laws, then Seller shall exercise its best efforts to cause the petroleum discharge at any such facilities (a "Discharge Site") to qualify for state-funded remediation assistance under the Trust Funds. With respect to each Discharge Site, no later than the Closing, Seller shall deposit in escrow the applicable deductible amount pertaining to the relevant Trust Fund. Such deductible shall be held in escrow until such time as payment thereof is required to be made to the applicable governmental authority; provided, however, if such payment is not required to be made to the applicable governmental authority within three (3) years after the Closing, then any undisbursed deductibles shall be released to Seller at such time. The escrow shall be established pursuant to an escrow agreement mutually acceptable to the Parties.

                  (k) Finalization of Disclosure Schedules. Notwithstanding anything to the contrary in this Agreement, the Parties acknowledge and agree that the disclosure schedules relating to Sections 4, 5, 6, 7 and 10 hereof are in draft form and not complete. By 5:00 P.M. Eastern Standard Time on December 3, 1998, Sellers shall deliver to Buyer Sellers' final proposed versions of such disclosure schedules (marked to show changes from the version previously delivered to Buyer) by electronic mail to cmd@riordan.com, legal@thepantry.com and thalloran@fsny.com, with a facsimile of any supporting documentation. Buyer shall have until 5:00 P.M., Eastern Standard Time on December 7, 1998 to review the same. If such final proposed versions of such disclosure schedules contain items not included with the disclosure schedules attached hereto and Buyer has any objection thereto, Buyer shall notify Sellers within such review period of such objection and, unless by noon Eastern Standard Time on December 9, 1998 Sellers shall have resolved such objection to the reasonable satisfaction of Buyer, Buyer may elect to terminate this Agreement, whereupon all rights and obligations of the Parties shall terminate without any liability of any Party to any other Party. If Buyer has no objection to the final proposed versions of such disclosure schedules or any objection it may have is resolved to its satisfaction as a result of the provisions of this subparagraph, such final proposed versions of such disclosure schedules, with any changes made that may have resolved any objection of Buyer shall be deemed to be the final version of the Disclosure Schedules hereto and shall be substituted in their entirety for the final proposed versions of the disclosure schedules attached hereto. Each Party agrees to execute and deliver any reasonable document or instrument necessary or desirable to memorialize any such finalization of the Disclosure Schedules.

         9. Post-Closing Covenants. The Parties agree as follows with respect to the period following the Closing.

                  (a) General. In case at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 11 below). If from and after the Closing any of the Sellers or their respective Affiliates receive any reimbursements or other funds from any of the Trust Funds with respect to any of the USTs, the PPC USTs, the CI USTs, or the MB USTs, that relate to the PPC Real Property, CI Real Property, MB Real Property, MEI Real Property or leased real property identified in Section 4(k)(ii) of the Disclosure Schedule, then such Seller or its Affiliates shall promptly deliver such reimbursements or funds to MEI.

                  (b) Litigation Support. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving MEI or PPC, each of the other Parties shall cooperate with him or it and his or its counsel in the defense or contest, make available their personnel, and provide such testimony and access to their books and records as shall be reasonably necessary in connection with the defense or contest, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Section 11 below); provided that such cooperation shall not cause any disruption in or to MEI's, PPC's or Buyer's business or operations.

                  (c) Covenant Not to Compete. For a period of three years from the Closing Date (the "Covered Period"), neither Thomas A. Miller or Joseph E. Miller (the "Covered Persons") will (i) engage directly or indirectly in the retail petroleum or convenience store business within a five-mile radius of any Handy Way or Li'l Champ convenience store by acting as an officer, director, partner, consultant or employee of, or through any debt or equity ownership interest in, any person or entity so engaged, or otherwise or (ii) induce or attempt to induce any Person then engaged or employed (whether part-time or full-time) by MEI or PPC to become an officer, employee, consultant, agent, adviser or independent contractor, directly or indirectly of a Covered Person or any entity in which a Covered Person has an interest; provided, however, that no owner of less than 1% of the outstanding stock of any publicly traded corporation shall be deemed to engage solely by reason thereof in any of its businesses. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 9(c) is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed. The Covered Persons acknowledge and agree that their agreement in this Section 9(c) is a material inducement to Buyer to enter into this Agreement and that conduct in violation of this Section 9(c) would substantially detriment the Buyer and MEI.

                  (d) Employee Benefits. Buyer shall cause all employees of MEI and PPC that are employed after Closing by MEI or PPC to have coverage under Employee Benefit Plans, other than tax qualified defined contribution retirement plans, as currently maintained by MEI or PPC until the end of each such Employee Benefit Plan year in which the Closing occurs. At the end of each such plan year, Buyer presently intends to transfer such employees to a corresponding Employee Benefit Plans of Buyer (or its Parent) if a corresponding plan exists. For purposes of participation or vesting of benefits under any benefit plan, program or policy maintained by Buyer, employees of MEI and PPC shall receive credit for all years of service with MEI, PPC or their predecessors. During the two years following the Closing Date, Buyer shall cause MEI to provide at MEI's expense health insurance coverage that is similar to the coverage then provided to employees of MEI and PPC to Tom and Joe Miller. Except as contemplated by Sections 10(a)(vi) and 10(b)(vi), nothing in this Agreement shall create any obligation on the part of Buyer to continue the employment of any employee for any definite period following the Closing Date or, except as provided in the first sentence of this Section provide any specific benefits or levels of benefits to any employees for any period following the Closing Date. MEI and PPC shall, effective immediately prior to Closing, terminate each tax qualified defined contribution retirement plan sponsored, maintained and contributed to or by MEI or PPC.

                  (e) Acquisition of PPC. MEI shall acquire all of the PPC Shares immediately following the effectiveness of Closing.

         10. Conditions to Obligation to Close.

                  (a) Conditions to Obligation of Buyer. The obligation of Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                           (i) the representations and warranties set forth in
         Section 3(a) and Sections 4-7 above shall be true and correct at and as of the Closing Date as if made on the Closing Date;

                           (ii) MEI and the Sellers shall have performed and complied with all of their covenants hereunder in all material respects through the Closing;

                           (iii) there shall not be any injunction, judgment, order, decree, or ruling in effect preventing consummation of any of the transactions contemplated by this Agreement, no condition or restriction of any governmental or regulatory authority shall be in effect and no claim, action, suit, investigation of other proceeding shall be pending or threatened before any court or governmental or regulatory authority that presents a substantial risk of the restraint or prohibition of the transactions contemplated by this Agreement or the obtaining of material damages or other relief in connection therewith;

                           (iv) Sellers' Representative shall have delivered to Buyer a certificate to the effect that each of the conditions specified above in Section 10(a)(i)-(iii) is satisfied in all respects;

                           (v) all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated and the Parties and MEI shall have received all other authorizations, consents, and approvals of governments, governmental agencies referred to in Section 3(a)(ii),
         Section 3(b)(ii), Section 4(c), Section 5(c), Section 6(g) and Section 7(g) above, and other third parties other than those that the failure to obtain would not, individually or in the aggregate, have a Material Adverse Effect; provided that the consents and waivers listed on Annex I hereto shall have been obtained;

                           (vi) Thomas Miller, Richard Daviduke and Richard Hamrick shall have entered into employment agreements with Buyer or MEI in form and substance satisfactory to Buyer and the same shall be in full force and effect and shall be in lieu of all existing agreements between MEI and Miller, Daviduke and Hamrick;

                           (vii) GCM shall have executed and delivered documents to effect the transfer of the PPC Shares to MEI effective immediately after Closing for a cash payment of $620,000 (which payment shall be subtracted from the Actual Closing Date Net Working Capital Calculation, notwithstanding that it is paid after Closing by MEI);

                           (viii) Buyer shall have received from counsel to Sellers an opinion in form and substance satisfactory to Buyer, addressed to Buyer, and dated as of the Closing Date;

                           (ix) all actions to be taken by MEI and Sellers in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Buyer;

                           (x) the directors of MEI and PPC shall have delivered their resignations;

                           (xi) Buyer, Sellers and the escrow agent thereunder shall have entered into the Escrow Agreement;

                           (xii) each of the Sellers and applicable owners of the MB Real Property, CI Real Property and GCM shall have provided to Buyer a certificate, in compliance with Section 1445 of the Code and the Treasury regulations thereunder, that, as of the Closing Date, he or it is not a foreign Person;

                           (xiii) at Closing, Circle Investments shall have caused at Buyer's expense title insurance policies to be issued insuring marketable, record title in fee simple to the parcels listed in Section 6(d) of the Disclosure Schedule, subject only to the matters set forth in Schedule 10(a)(xiii) hereto and in connection therewith Circle Investments shall have provided such affidavits and certificates as may be reasonably required by the title company to issue such policies;

                           (xiv) at Closing, Miller Brothers shall have caused at Buyer's expense title insurance policies to be issued insuring marketable, record title in fee simple to the parcels listed in Section 7(d) of the Disclosure Schedule, subject only to the matters set forth in Schedule 10(a)(xiv) hereto and in connection therewith Miller Brothers or the applicable owners of the MB Real Property shall have provided such affidavits and certificates as may be reasonably required by the title company to issue such policies;

                           (xv) at Closing, MEI shall have caused at Buyer's expense title insurance policies to be issued insuring marketable, record title in fee simple to the parcels listed in Section 4(k)(i) of the Disclosure Schedule, subject only to the matters set forth in
         Schedule 10(a)(xv) hereto and in connection therewith MEI shall have provided such affidavits and certificates as may be reasonably required by the title company to issue such policies;

                           (xvi) at Closing, PPC shall have caused at Buyer's expense, title insurance policies to be issued insuring marketable, record title in fee simple to the parcels listed in Section 5(k) of the Disclosure Schedule, subject only to the matters set forth in Schedule 10(a)(xvi) hereto and in connection therewith PPC shall have provided such affidavits and certificates as may be reasonably required by the title company to issue such policies;

                           (xvii) at Closing, Selling Shareholders shall have caused at Buyer's expense leasehold title insurance policies to be issued insuring MEI's leasehold interest in to the parcels listed in
         Section 4(k)(ii) of the Disclosure Schedule, subject only to the matters set forth in Schedule 10(a)(xvii) hereto. Additionally, promptly after the execution of this Agreement, the Selling Shareholders shall cause to be mailed to each landlord of such parcels an estoppel letter and, with respect to each such parcel that is shown as being subject to a mortgage on Section 4(k)(ii) of the Disclosure Schedule, a non-disturbance agreement, both in a form reasonably approved by Buyer and Seller's representative promptly after the execution of this Agreement.

                           (xviii) Sellers shall have terminated the agreements and plans listed on Annex II effective prior to or at Closing, and any leases between MEI and Miller Brothers or Circle Investments shall be terminated with each party thereto releasing the other from any further obligations under such lease agreements;

                           (xix) MEI shall have redeemed for cash in a manner reasonably satisfactory to Buyer (including that Buyer is reasonably satisfied that the manner of such redemption, the approval thereof by the MEI Shareholders and the reporting and other treatment thereof is in accord with the tax effects of the redemption payments under Section
         2) the shares of MEI capital stock owned by Richard Hamrick, Richard Daviduke, Daniel L. Miller, Thomas A. Miller, Joseph E. Miller and the John W. Miller Estate Trust prior to Closing;

                           (xx) No material adverse change shall have occurred in the business, operations, assets, prospects, financial condition or results of operations of MEI;

                           (xxi) Buyer shall have obtained the financing described in Section 3(b)(vi) hereof;

                           (xxii) Except for MEI's indebtedness to Citgo Petroleum Corporation and McLane Company, Inc., all obligations of MEI or PPC for borrowed money shall be paid in full and terminated; provided, however, that Seller's Representative may elect not to so pay in full all or a portion of one or more of the facilities included within the Lines of Credit if MEI has a payoff letter from the lender under such facility in form reasonably satisfactory to Buyer setting forth the amount remaining due and owing to such lender thereunder through the Closing Date with an agreement by such lender to release any Security Interest it has in a property securing MEI's obligations relating thereto, in which case the Preliminary

         Purchase Price shall be reduced by the amount remaining due and outstanding under such facilities as of the Closing Date (including any prepayment penalties and termination fees);

                           (xxiii) Sellers shall have caused to be recorded such
utility and access easements and agreements against the Excluded Properties as Buyer may reasonably require to insure access and utility services to any properties to be acquired pursuant to the terms of this Agreement. The form, substance and location of such easements and agreements shall be mutually acceptable to Buyer and Seller;

                           (xxiv) Sellers shall have caused to be recorded
restrictive covenants against the Excluded Properties limiting the use of such properties. The form and substance of such restrictive covenants shall be mutually acceptable to Buyer and Seller;

                           (xxv) Seller shall have executed and delivered the
escrow agreements contemplated by Sections 8(j), 10(a)(xxvi), 10(a)(xxvii) and 10(a)(xxviii);

                           (xxvi) Seller shall deposit in escrow the sum of
$50,000 which represents the deductible amounts pertaining to the Trust Funds for store numbers 1430, 3799, 1655, 3804 and 3003. Such deductibles shall be held in escrow until such time as payment thereof is required to be made to the applicable governmental authority; provided, however, if such payment is not required to be made to the applicable governmental authority within three years after the Closing, then any undisbursed deductibles shall be released to Seller at such time. The escrow shall be established pursuant to an escrow agreement mutually acceptable to the parties;

                           (xxvii) At the Closing, Seller shall cause, at
Buyer's expense, the title insurance company (the "Title Company") to issue the title insurance policies (the "Title Policies") set forth in Sections 10(a)(xiii) through (xvii). Seller shall, at Seller's sole cost and expense, exercise its reasonable best efforts to cause the Title Company to exclude from the applicable Title Policies each of the matters set forth on Disclosure Schedule Section 10(a)(xxvii) (the "Title Issues"). If despite the exercise of such reasonable best efforts, Seller is unable to cause the Title Company to exclude the Title Issues from the applicable Title Policies to be issued at the Closing, then with respect to each property which has an unresolved Title Issue, Seller shall deposit in escrow the sum of $100,000. Such escrow shall be established pursuant to an escrow agreement mutually acceptable to the parties. From and after the Closing, Seller shall, at Seller's sole cost and expense, exercise its reasonable best efforts to cause any remaining Title Issues to be resolved and removed as an exception to title, and cause the Title Company to issue a new title insurance policy subject only to the exceptions to title set forth in the applicable Disclosure Schedule, except that such resolved Title Issue shall not be an exception to title (the "New Title Policy"). If Seller is successful in resolving all Title Issues with respect to a particular property and delivers the appropriate New Title Policy to Buyer within three (3) years after the Closing, then upon Buyer's receipt of the New Title Policy, Seller shall be entitled to a release of the escrowed amount with respect to such property. If Seller is unable to cause a Title Issue to be resolved with respect to a particular property and to cause the delivery of the appropriate New Title Policy to Buyer within three (3) years after the Closing, then Seller shall cause to be released to Buyer the amount escrowed with respect to such property as of such date, whereupon Seller shall have no further responsibility to cause the removal of any remaining Title Issues with respect to such property. If prior to the resolution of a Title Issue and the issuance of the appropriate New Title Policy with respect to a particular property, a Third Party Claim is made with respect to such Title Issue, then the Common Stock Selling Shareholders shall jointly and severally indemnify, defend and hold harmless Buyer and the applicable lessee or owner of such property from and against any Adverse Consequences relating to such Third Party Claim; provided, however, the Common Stock Selling Shareholders' obligations under this sentence be satisfied from the escrow and shall not exceed the sum of $100,000 per property;

                           (xxviii) At the Closing, Seller shall deposit in
escrow the sum of $250,000 with respect to the Environmental Conditions pertaining to Store 3006. Such escrow shall be established pursuant to an escrow agreement mutually acceptable to the parties. Notwithstanding anything to the contrary contained in this Agreement, if any Third Party Claim is made with respect to the Environmental Conditions pertaining to Store 3006, then Buyer or MEI (without duplication), shall, from time to time, be entitled to a release of funds from such escrow in an amount equal to the Adverse Consequences suffered by Buyer or MEI in connection with such Third Party Claim. Any undisbursed amounts in escrow shall be released to the Seller upon the later to occur of (1) the date which is three (3) years after the Closing, or (2) if any Third Party Claims have been asserted or are outstanding as of the date which is three (3) years after the Closing, the date of the full and final resolution and discharge of such Third Party Claims and the release of funds to Buyer or MEI pursuant to the immediately preceding sentence; and

                           (xxix) All outstanding stock options, warrants or rights and benefit plans with respect to the capital stock of MEI or PPC shall be terminated.

Buyer may waive any condition specified in this Section 10(a) if it executes a writing so stating at or prior to the Closing.

                  (b) Conditions to Obligation of Sellers. The obligation of Sellers to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

                           (i) the representations and warranties set forth in
         Section 3(b) above shall be true and correct at and as of the Closing Date;

                           (ii) Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                           (iii) there shall not be any injunction, judgment, order, decree, or ruling in effect preventing consummation of any of the transactions contemplated by this Agreement;

                           (iv) Buyer shall have delivered to Sellers a certificate to the effect that each of the conditions specified above in Section 10(b)(i)-(iii) is satisfied in all respects;

                           (v) all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated and the Parties and MEI shall have received all other authorizations, consents, and approvals of governments and governmental agencies referred to in Section 3(a)(ii),
         Section 3(b)(ii), Section 4(c), Section 5(c), Section 6(g) and Section 7(g) above;

                           (vi) Thomas Miller, Richard Daviduke and Richard Hamrick shall have entered into employment agreements with Buyer or MEI and the same shall be in full force and effect;

                           (vii) Sellers shall have obtained the releases of guarantees in favor of MEI or PPC issued by any Selling Shareholder or George C. Miller, Jr. that are identified in writing by the Seller Representative within ten (10) business days of the date of this Agreement;

                           (viii) Sellers shall have received from counsel to Buyer an opinion in form and substance satisfactory to Sellers, addressed to the Sellers, and dated as of the Closing Date;

                           (ix) MEI shall have redeemed the shares of MEI capital stock owned by Richard Hamrick, Richard Daviduke, Daniel L. Miller, Thomas A. Miller, Joseph E. Miller and the John W. Miller Estate Trust prior to Closing;

                           (x) all actions to be taken by Buyer in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Sellers' Representative;

                           (xi) Buyer, Sellers and the escrow agent thereunder shall have entered into the Escrow Agreement; and

                           (xii) the parent of Buyer shall have entered into a
guaranty of Buyer's indemnification obligations hereunder in form and substance as shall be mutually acceptable to Buyer, Buyer's parent and Sellers.

Sellers' Representative may waive any condition specified in this Section 10(b) if he executes a writing so stating at or prior to the Closing.

         11.      Remedies for Breaches of This Agreement.

                  (a) Survival of Representations and Warranties. All of the representations and warranties of the Parties contained in Sections 3-7 above and the covenants contained in Section 8 above shall survive the Closing hereunder and continue in full force and effect for a period of three years thereafter, except that the representations and warranties set forth in Sections 4(d) and (j) and 5(d) and (j) shall survive until expiration of the applicable statute of limitations with respect to such matters; provided that any claim for a breach of a representation or warranty that is properly made in a timely manner shall survive until the claim with respect thereto has been finally resolved; and provided further that all of the representations and warranties of the Sellers contained in Sections 3(a)(v) and (vi) above shall survive the Closing and continue in full force and effect forever thereafter (subject to any applicable statutes of limitations). The covenant contained in Section 9(d) shall survive two (2) years from the Closing Date and the other covenants of the Parties contained elsewhere in this Agreement will survive until satisfied in accordance with their terms.

                  (b) Indemnification Provisions for Benefit of Buyer.

                           (i) Any breach of representations and warranties contained in Section 4(j) and 5(j) shall be dealt with exclusively in
         Section 12. In the event any Seller breaches any of its representations and warranties contained herein or breaches or any Seller or MEI fails to perform any of its covenants contained herein, and, if there is an applicable survival period pursuant to Section 11(a) above, provided that Buyer makes a written claim for indemnification against Common Stock Selling Shareholders pursuant to Section 14(h) below within such survival period, then each Common Stock Selling Shareholder jointly and severally agrees to indemnify, defend and hold harmless Buyer from and against any Adverse Consequences Buyer or MEI (without duplication) shall suffer through and after the date of the claim for indemnification caused by the breach or failure; provided, however, that (i) such Common Stock Selling Shareholders shall not have any obligation to indemnify Buyer from and against any such Adverse Consequences for breaches of representations and warranties until Buyer has suffered Adverse Consequences by reason of all such breaches of representations and warranties and covenants (other than those set forth in Sections 3(a)(v) and (vi), 4(d) and (j) and 5(d) and (j), which shall not be so limited) in an amount exceeding a $300,000 aggregate deductible (after which point Common Stock Selling Shareholders will be obligated only to indemnify Buyer from and against Adverse Consequences in excess of such amount in accordance with this
         Section 11(b)(i)), and (ii) the aggregate liability of the Common Stock Selling Shareholders for breaches of representations and warranties (other than those set forth in Sections 3(a)(v) and (vi), 4(d) and (j) and 5(d) and (j) which shall not be so limited) shall in no event exceed the amounts contained in the escrow account established by the Escrow Agreement which shall be the exclusive source of funds for the payment of claims relating to such representations and warranties and
         (iii) except as set forth in Section 10(a)(xxvii), the exclusive source of funds for the payment of claims relating to title to owned and leased real property of MEI, Miller Brothers or Circle Investments shall be any title insurance policies issued to Buyer, MEI and/or PPC at the Closing with respect to such properties, provided further, however, that such Selling Shareholders shall not have any obligation to indemnify Buyer from and against any Adverse Consequences relating to or arising out of (x) any matter disclosed in the Schedules to this Agreement, (y) any matter related to a breach of a representation or warranty contained in Sections 4(p) or 5(p) of which executive officers of Buyer had actual knowledge prior to the Closing and (z) any item or matter to the extent that the Adverse Consequences resulting therefrom do not exceed the amounts specifically shown or reserved for such item or matter in MEI's most recent audited financial statements or PPC's most recent unaudited financial statements (including the notes thereto) and reflected on the Final Balance Sheet.

                           (ii) Notwithstanding the foregoing, Common Stock Selling Shareholders agree jointly and severally to indemnify, defend and hold harmless Buyer, MEI and PPC from and against any claim for the legal and broker costs, fees and expenses of Sellers, MEI and PPC payable in connection with the transactions contemplated hereby (including the expenses payable by the Selling Shareholders pursuant to Section 14(1)) and for any Adverse Consequences relating to the Excluded Properties or their transfer pursuant to this Agreement other than a Third Party Claim relating to an Environmental Condition originating at the MEI Real Property, the Miller Brothers Real Property, the CI Real Property or the real property leased by MEI.

                  (c) Indemnification Provisions for Benefit of Sellers.

                           (i) In the event Buyer breaches any of its representations, warranties, and covenants contained herein, and, if there is an applicable survival period pursuant to Section 11(a) above, provided that any of Sellers makes a written claim for indemnification against Buyer pursuant to Section 14(h) below within such survival period, then Buyer and MEI agree jointly and severally to indemnify each of Sellers from and against the entirety of any Adverse Consequences Seller shall suffer through and after the date of the claim for indemnification proximately caused by the breach.

                           (ii) Buyer and MEI agree, jointly and severally, to indemnify Sellers from and against any Adverse Consequences Sellers shall suffer arising after the Closing Date from the operation of the Business or its ownership of the MB Real Property and CI Real Property, in each case after the Closing Date.

                  (d) Matters Involving Third Parties.

                           (i) If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") that may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this Section 11, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing, provided that failure to so notify shall not affect any rights or remedies hereunder with respect to indemnification for Adverse Consequences except to the extent that the Indemnifying Party is materially prejudiced thereby.

                           (ii) Any Indemnifying Party will have the right to assume and thereafter conduct the defense of the Third Party Claim at his or its sole cost and expense with counsel of his or its choice, which counsel must be reasonably satisfactory to the Indemnified Party, provided that it or he thereafter diligently conducts the defense thereof; provided, however, that the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably). The Indemnifying Party shall give notice of its or his intention is assuming the defense of a third party claim within thirty (30) days of receipt of notice of such claim from the Indemnified Party.

                           (iii) The Indemnified Party shall be entitled to participate in (but not control) the defense of any such action, with its counsel and at its own expense. If the Indemnifying Party does not assume or fails to conduct in a diligent manner the defense of any such claim or litigation resulting therefrom, the Indemnified Party may defend against such claim or litigation, all at the expense of the Indemnifying Party, subject to the limits on the Indemnifying Party's obligations under this Section 11, who shall promptly reimburse all such reasonable costs and expenses as incurred by the Indemnified Party (including settlement costs). Each party agrees to cooperate fully with the other, such cooperation to include, without limitation, attendance at depositions and the provision of relevant documents as may be reasonably requested by the Indemnifying Party, provided that the Indemnifying Party will hold the Indemnified Party harmless from all of its reasonable expenses, including reasonable attorney's fees, incurred in connection with such cooperation by the Indemnified Party. Notwithstanding the foregoing, in the event that the Indemnified Party reasonably determines in good faith that its interest with respect to such claim cannot appropriately be represented by the Indemnifying Party due to an actual conflict of interest, such Indemnified Party shall have the right to assume control of the defense of, and to compromise or settle, such claim (exercising reasonable business judgment) at the Indemnifying Party's expense; provided; however, that any compromise or settlement shall be subject to the Indemnifying Party's consent, which consent shall not be unreasonably withheld, and the limits on the Indemnifying Party's obligations under this Section 11.

                           (iv) In no event will the Indemnified Party consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of each of the Indemnifying Parties (not to be withheld unreasonably).

                  (e) Determination of Adverse Consequences. The Parties shall make appropriate adjustments for tax benefits actually realized and insurance coverage actually recovered (which shall be deemed to include all title insurance policies issued at Closing pursuant to Section 10(a) above) (net of reasonable expenses and costs of collection) in determining Adverse Consequences for purposes of this Section 11. MEI will use its commercially reasonable efforts to make and pursue claims for insurance coverage under the occurrence based insurance policies with respect to occurrences arising prior to Closing and for which claims may be made after Closing. All indemnification payments under this Section 11 shall be deemed adjustments to the Purchase Price.

                  (f) Recoupment and Setoff under Escrow Agreement. To the extent that Buyer is entitled to indemnification from any Selling Shareholder pursuant to Section 11(b) from and against any Adverse Consequences for breaches of representations and warranties (other than those set forth in Sections 3(a)(v) and (vi), 4(d), (j) and (p) and 5(d), (j) and (p)), Buyer shall recoup and setoff its indemnifiable Adverse Consequences by exercising its rights pursuant to the Escrow Agreement in accordance with the terms thereof prior to seeking any recovery directly from a Common Stock Selling Shareholder pursuant to this Section 11.

                  (g) Other Indemnification Provisions. After Closing, the indemnification provisions in this Section 11 and in Section 10 and Section 12 are the exclusive remedy any Party may have for any breach of a representation or warranty herein, or for any other remedy any Party may have in connection with the transactions contemplated hereby, except that the foregoing shall not impair any Party's right to adjust the Purchase Price in accordance with Section 2(g).

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

         12. Taxes.

                  (a) Tax Indemnity. From and after the Closing Date, the Common Stock Selling Shareholders shall each jointly and severally indemnify and hold harmless Buyer and MEI or PPC, as the case may be, against the following Taxes and, against any loss, damage, liability or expense, including, but not limited to (and except as provided in Section 12(d) hereof), reasonable fees for attorneys and other outside consultants incurred in contesting any such Taxes, in lieu of any other remedy Buyer may have and in full satisfaction of any liability and obligations of the Common Stock Selling Shareholders under this
Agreement: (i) Taxes imposed on MEI or PPC, as the case may be, with respect to any taxable years or periods ending on or before the Closing Date; (ii) Any reduction (other than by application against Taxes due and payable) of prepaid Tax, a Tax receivable, a Tax refund, or other Tax benefit included as an asset, or otherwise taken into account, in determining the Actual Closing Date Net Working Capital of MEI and PPC; (iii) Taxes or additional Taxes imposed on MEI or PPC, as the case may be, that are allocable, pursuant to Section 12(b) below, to the portion of such taxable years or periods ending on the Closing Date (an "Interim Period") but only to the extent that any liability for Taxes for such periods exceeds the amount of any accrual for current taxes payable that is taken into account in determining the Actual Closing Date Net Working Capital (Interim Periods and any taxable years or periods that end on or prior to the Closing Date being referred to collectively hereinafter as "Pre-Closing Periods"); (iv) Taxes or additional Taxes imposed on MEI or PPC, as the case may be, or Buyer for any Pre-Closing Periods as a result of a breach of the representations and warranties set forth in Section 4(j) with respect to MEI and
Section 5(j) with respect to PPC of this Agreement or of the covenants contained in this Section 12; and (v) Taxes or other payments required to be made after the date hereof by MEI or PPC, as the case may be, or Buyer for any Pre-Closing Period to any party under any Tax sharing, indemnity or allocation agreement (whether or not written) and (vi) to the extent not otherwise indemnified under clauses (i) and (iii) above, Taxes imposed as a result of the distribution or transfer of the Excluded Properties to the Selling Shareholders or other Parties. Common Stock Selling Shareholders' obligations under this Section 12 shall be adjusted for any tax savings, reduction or benefit actually realized by MEI or PPC (or their successors and assigns) in connection with the matter subject to the indemnification claim.

                  (b) Apportionment of Taxes. In order to apportion, appropriately, any Taxes relating to any taxable year or period that includes an Interim Period, the parties hereto shall, to the extent permitted under applicable law, elect with the relevant Tax authority to treat for all purposes the Closing Date as the last day of the taxable year or period of MEI or PPC, as the case may be, and such Interim Period shall be treated as a short taxable year and a Pre-Closing Period for purposes of this Section 12(b). In any case where applicable law does not permit MEI or PPC, as the case may be, to treat the Closing Date as the last day of the taxable year or period of MEI or PPC, as the case may be, with respect to Taxes that are payable with respect to an Interim Period, the portion of any such Tax that is allocable to the portion of the Interim Period ending on the Closing Date shall be:

                           (i) In the case of Taxes that are either (1) Income Taxes, or (2) imposed in connection with any sale or other transfer or assignment of property (real or personal, tangible or intangible) including all Taxes incurred through the Closing Date as a result of the transfers contemplated hereunder, other than sales or use taxes covered by Section 14(l), an amount equal to the amount that would be payable if the taxable year or period ended on the Closing Date (except that solely for purposes of determining the effective tax rate applicable to income or receipts during such period in a jurisdiction in which such tax rate depends upon the level of income or receipts, annualized income or receipts may be taken into account, if appropriate, for an equitable sharing of such Taxes); and

                           (ii) In the case of Taxes not described in subparagraph ((i)) above that are imposed on a periodic basis and measured by the level of any item, an amount equal to the amount of such Taxes for the entire period (or, in the case of such Taxes determined on an arrears basis, the amount of such Taxes for the immediately preceding period) multiplied by a fraction the numerator of which is the number of calendar days in the Interim Period ending on the Closing Date and the denominator of which is the number of calendar days in the entire relevant period. The Buyer shall not receive an indemnity for any ad valorem taxes attributable to any increase in the assessed value of MEI's or PPC's property that is proposed after the Closing Date for an Interim Period nor shall MEI or PPC receive a benefit for any decrease in such assessed value.

                  (c) Section 338(h)(10) for PPC. At the request of Buyer, the Common Stock Selling Shareholders shall cause George C. Miller ("GCM") to execute, and to file with his Tax Returns for federal, state and local income tax purposes, forms of election under Section 338(h)(10) of the Code with respect to the sale of the stock of PPC to Buyer and any substantially equivalent provisions under state or local income tax law, which forms of election shall be prepared by Buyer and shall allocate the purchase price of the stock of PPC among the assets of PPC in accordance with the fair market value of such assets as Buyer shall reasonably determine. If the Tax liability of GCM is increased as a result of this election under Section 338(h)(10), upon receipt by Buyer of reasonable evidence of such increased Tax liability, Buyer shall increase the purchase price of the PPC Stock by such an amount so that GCM would realize the same after-tax amount from the sale of stock of PPC as if such election under Section 338(h)(10) of the Code had not been made.

                  (d) Contests. Buyer shall promptly notify the Sellers' Representatives in writing of any written request by a Governmental Authority to audit MEI or PPC (and their successors), and any written notice of a proposed assessment or claim in an audit or administrative or judicial proceeding involving MEI or PPC (and their successors), as the case may be, which, if determined adversely to the taxpayer, would be grounds for indemnification under this Section 12; provided, however, that a failure to give such notice will not affect Buyer's right to indemnification hereunder, except to the extent, if any, that, but for such failure, the Selling Shareholders or GCM, as the case may be, could have timely contested the Tax liability in question. In the case of an audit or administrative or judicial proceeding that relates to any Pre-Closing Period other than the Interim Period, the Common Stock Selling Shareholders, with respect to MEI, or GCM or his designee, with respect to PPC, shall have the right at the Selling Shareholders' or GCM's expense (as the case may be) to control the conduct of such audit or proceeding, provided that within 60 days after such Person receives the written notice from Buyer required under this
Section 12 and prior to taking any such
action with respect to such audit or administrative or judicial proceeding, the Common Stock Selling Shareholders or GCM acknowledge in writing that they have the indemnification obligation under this Section 12 to indemnify Buyer and MEI and PPC, as the case may be, against the full amount of any adjustment that may be made as a result of such audit or proceeding. Notwithstanding the foregoing, neither the Common Stock Selling Shareholders nor GCM shall settle or otherwise compromise any issue or matter without the Buyer's prior written consent (which consent shall not be unreasonably withheld) if such issue or matter will have a material effect on the liability for Taxes of the Buyer or MEI and PPC, as the case may be, for a post-Closing taxable year or period (or for an Interim Period). Buyer also may participate in any such audit or proceeding at its own expense and, if the Common Stock Selling Shareholders or GCM, as the case may be, do not assume the defense of any such audit or proceeding, Buyer may, without any effect to its or MEI's or PPC's, right to indemnification under this
Section 12, defend the same in such manner as it may deem appropriate, including, but not limited to, settling such audit or proceeding with Common Stock Selling Shareholders' or GCM's consent, as applicable, which consent shall not be unreasonably withheld.

                  (e) Time of Payment. Payment of any amounts due under this
Section 12 in respect of Taxes shall be made by the Common Stock Selling Shareholders with respect to MEI or GCM with respect of PPC, at least three business days before the due date of the applicable estimated or final Tax Return required to be filed by Buyer or that is required to be reported income for an Interim Period for which such shareholders are responsible under this Agreement without regard to whether the Tax Return shows overall net income or loss for such period, or, with respect to indemnity payments due under Section 12(a) of this Agreement, within three Business Days following a settlement or compromise of an assessment of a Tax by a taxing authority or a "determination" as defined in Section 1313(a) of the Code. If liability under this Section 12 is in respect of costs or expenses other than Taxes, payment by the Common Stock Selling Shareholders or GCM of any amounts due under this Section 12 shall be made within five Business Days after the date that such the Common Stock Selling Shareholders, as the case may be, have been notified by Buyer that such Persons have liability for a determinable amount under this Section 12 and are provided with calculations or other materials supporting such liability.

                  (f) Termination of the Shareholders' Indemnity Obligations for Taxes. Notwithstanding any provision herein to the contrary, the Common Stock Selling Shareholders obligations to indemnify and hold harmless Buyer, MEI, and PPC, as the case may be, pursuant to this Section 12 shall terminate at the close of business on the 120th day following the expiration of the applicable statute of limitations with respect to the liability for Taxes in question (but giving effect to any waiver, mitigation or extension thereof authorized by the Common Stock Selling Shareholders). Buyer, PPC and MEI may not extend a statute of limitations applicable to a Pre-Closing Period (other than an Interim Period) without Common Stock Selling Shareholders' or GCM's consent.

                  (g) Tax Elections. From and after the date hereof, MEI and PPC, shall not, without the prior written consent of Buyer (that may not unreasonably withhold such consent), make or revoke, or cause or permit to be made or revoked, any election with respect to Taxes, or adopt or change any method of accounting, that would adversely affect MEI and PPC, as the case may be.

                  (h) Further Adjustments. If the actual amount of prepaid Tax, Tax receivable, Tax refund or other Tax benefit (including amounts payable after the Closing to the Common Stock Selling Shareholders under the Actual Closing Date Working Capital definition) of MEI for Pre-Closing Periods (related solely to tax events from Pre-Closing Periods, and not by way of carryback or other adjustment from periods or partial periods ending after the Pre-Closing Periods) is greater than the amount of prepaid Tax, Tax receivable, Tax refund or other Tax benefit taken into account in determining the Actual Closing Date Net Working Capital of MEI, Buyer shall offset any amounts due Buyer hereunder, and if no such amounts are due, Buyer shall make the appropriate payment to the Common Stock Selling Shareholders within ten business days following receipt or utilization of such greater amount of prepaid Tax, Tax receivable, Tax refund or other Tax benefit.

                  (i) Intent. It is the intent of this Section 12 and the Actual Closing Date Net Working Capital payments under Section 2 that the Selling Shareholders shall be responsible and liable for all Taxes of MEI and PPC for Pre-Closing Periods, but without double payment by the Selling Shareholders of such Taxes under such provisions.

         13. Termination.

                  (a) Termination of Agreement. Certain of the Parties may terminate this Agreement as provided below:

                           (i) Buyer and Sellers' Representative may terminate this Agreement by mutual written consent at any time prior to the Closing;

                           (ii) Buyer may terminate this Agreement by giving written notice to Sellers' Representative at any time prior to the Closing if any of Sellers has within the then previous fifteen (15) business days given Buyer any notice pursuant to Section 8(e)(i) above;

                           (iii) Buyer may terminate this Agreement by giving written notice to Sellers' Representative at any time prior to the Closing if (A) any of Sellers is in breach of any representation, warranty, or covenant contained in this Agreement in any material respect, Buyer has notified Sellers' Representative of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach, or (B) the Closing shall not have occurred on or before February 11, 1999, by reason of the failure of any condition precedent under Section 10(a) hereof (unless the failure results primarily from Buyer itself breaching any representation, warranty, or covenant contained in this Agreement);

                           (iv) Sellers' Representative may terminate this Agreement by giving written notice to Buyer at any time prior to the Closing if (A) Buyer has breached any representation, warranty, or covenant contained in this Agreement in any material respect, any of Sellers has notified Buyer of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach, or (B) the Closing shall not have occurred on or before February 11, 1999, by reason of the failure of any condition precedent under Section 10(b) hereof (unless the failure results primarily from any of Sellers themselves breaching any representation, warranty, or covenant contained in this Agreement); and

                           (v) Buyer may terminate this Agreement pursuant to
Section 8(g).

                  (b) Effect of Termination. If any Party terminates this Agreement pursuant to Section 13(a) above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach); provided, however, that the confidentiality provisions contained in Section 8(d) above shall survive termination.

         14. Miscellaneous.

                  (a) Incorporation of Exhibits, Annexes and Schedules. The Exhibits, Annexes, and Schedules and Disclosure Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

                  (b) Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of Buyer and the Sellers' Representative, unless required by applicable law. In addition, no Party shall issue a press release or publicly announce the Preliminary Purchase Price, the Purchase Price or any component thereof, unless such Party is required by applicable law or any listing or trading agreement concerning its publicly-traded securities to make such disclosure (in which case the disclosing Party will use its commercially reasonable efforts to advise the other Parties prior to making the disclosure).

                  (c) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

                  (d) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they have related in any way to the subject matter hereof.

                  (e) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors, heirs, Personal representatives and permitted assigns. No Party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of Buyer and Sellers' Representative; provided, however, that Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder).

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

                  (f) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

                  (g) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

                  (h) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

        If to Sellers:                  Copy to:

        331 Central Avenue              Holland & Knight LLP
        Crescent City, FL 32112         400 N. Ashley Dr., Suite 2050
        Attention:  Thomas A. Miller    Tampa, Florida 33602
                                        Attention: Chester E. Bacheller, Esq.

        If to Buyer:                    Copy to:

        Li'l Champ Food Stores Inc.     Riordan & McKinzie
        c/o The Pantry, Inc.            300 S. Grand Ave., 29th Floor
        1801 Douglas Drive              Los Angeles, CA 90071
        Sanford, NC  27330              Attention: Cynthia M. Dunnett, Esq.
        Attention:  Peter J. Sodini

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including Personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

                  (i) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Florida without giving effect to any choice or conflict of law provision or rule (whether of the State of Florida or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Florida. The Parties hereto, acting for themselves and for their respective successors and assigns, without regard to domicile, citizenship or residence, hereby expressly and irrevocably (i) consent and subject themselves to the exclusive jurisdiction of the United States District Court of the Middle District of

Florida or any Florida State court sitting in Tampa in respect of any and all matters arising under or in connection with this Agreement, (ii) agree that all claims, actions and proceedings arising under or relating to this Agreement may be heard and determined in any such court, (iii) agree not to bring any action or proceeding arising out of or relating to this Agreement in any other forum, and (iv) agree to the enforcement of any judgment rendered by any such court in any court in the United States or foreign jurisdiction, in accordance with the laws governing enforcement of judgments in that jurisdiction. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought. Service of process, notices and demands of any such court may be made upon any Party by Personal service at any place where it may be bound or by mailing copies of such process, notices, demands and communications by certified or registered mail, postage prepaid and return receipt requested, to the address of such Party herein above set forth.

                  (j) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Buyer and Sellers' Representative. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

                  (k) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

                  (l) Expenses. Buyer will pay the following costs and expenses incurred by the Parties in connection with this Agreement and the transactions contemplated hereby: (i) all Hart-Scott-Rodino Act filing fees of all Parties;
(ii) all survey costs; (iii) except as provided in Section 10(a)(xxvii), all title insurance search fees and premiums and related reasonable costs and expenses of the title insurance company; and (iv) all real estate recording fees and transfer taxes and all sales, transfers, documentary and similar taxes, stamps, fees, assessments and costs, all sales and use taxes, permit fees, documentary, stamps, and environmental assessment fees, if any, payable in connection with the sale, conveyance, assignment, transfers and deliveries made in connection with this Agreement, but excluding any other legal fees of any other Party; provided, however, that any Florida documentary stamps on deeds for the transfer of the MB Real Property and the CI Real Property shall be paid one-half by Buyer and one-half by Sellers. Sellers will pay all investment banking fees payable in connection with this Agreement., including those described in Section 4(d) of the Disclosure Schedules. Each Party shall be responsible for its own legal fees. Notwithstanding the foregoing, Sellers shall be responsible for all costs and expenses relating to the transfer of the Excluded Properties.

                  (m) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation.

                                    * * * * *

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement to be effective the date first above written.

                                     LIL CHAMP FOOD STORES, INC.


                                     By: /s/ Peter J. Sodini
                                        ----------------------------------------
                                     Title: President/CEO
                                           -------------------------------------


                                     MILLER ENTERPRISES, INC.


                                     By: /s/ Thomas A. Miller
                                        ----------------------------------------
                                     Title: President
                                           -------------------------------------


                                     SELLING SHAREHOLDERS:

                                     /s/ Thomas A. Miller
                                     -------------------------------------------
                                     Thomas A. Miller

                                     /s/ Joseph E. Miller
                                     -------------------------------------------
                                     Joseph E. Miller


                                     THE MILLER INVESTMENTS TRUST U/A
                                     DATED OCTOBER 11, 1995



                                     By: /s/ Thomas A. Miller
                                        ----------------------------------------
                                         Thomas A. Miller, Trustee

                                     THE GEORGE C. MILLER, JR, ESTATE
                                     TRUST U/A DATED JUNE 30,1989


                                     By: /s/ Thomas A. Miller
                                        ----------------------------------------
                                         Thomas A. Miller, Trustee



                                     MILLER BROTHERS


                                     By: /s/ Thomas A. Miller
                                        ----------------------------------------
                                         Thomas A. Miller, Partner


                                     By: /s/ Joseph E. Miller
                                        ----------------------------------------
                                         Joseph E. Miller, Partner



                                     CIRCLE INVESTMENTS, LTD.

                                     By:      Circle Management, Inc.
                                     Its:     General Partner


                                     By: /s/ Thomas A. Miller
                                        ----------------------------------------
                                         Thomas A. Miller, President